Exhibit 2.1

ASSET PURCHASE AGREEMENT

BY AND BETWEEN

CICERO INC.,

VERTICAL THOUGHT, INC.

AND

SOADESK, LLC

Dated as of January 15, 2010

(continued)

Page

ARTICLE I DEFINITIONS

1

SECTION 1.1

Certain Definitions.

1

SECTION 1.2

Calculation of Time Period

6

SECTION 1.3

Dollars

7

SECTION 1.4

Exhibits/Schedules

7

SECTION 1.5

Gender and Number

7

SECTION 1.6

Headings

7

SECTION 1.7

Herein

7

SECTION 1.8

Including

7

SECTION 1.9

No Drafting Presumptions

7

ARTICLE II PURCHASE AND SALE

7

SECTION 2.1

Agreement to Purchase and Sell

7

SECTION 2.2

Excluded Assets

10

SECTION 2.3

Assumption of Assumed Liabilities

11

SECTION 2.4

Nonassignable Contracts and Permits

12

SECTION 2.5

License

13

ARTICLE III PURCHASE PRICE; EARN-OUT; ALLOCATIONS; ADJUSTMENTS

13

SECTION 3.1

Purchase Price; Payments

13

SECTION 3.2

Earn-Outs.

14

SECTION 3.3

Allocation of Purchase Price

16

SECTION 3.4

Estimated Net Working Capital Adjustment

17

SECTION 3.5

Final Net Working Capital Adjustment

17

SECTION 3.6

Optional Repurchase Right

18

ARTICLE IV CLOSING AND TERMINATION

19

SECTION 4.1

Closing Date

19

SECTION 4.2

Termination of Agreement

19

SECTION 4.3

Effect of Termination

20

ARTICLE V REPRESENTATIONS AND WARRANTIES OF SELLERS

20

SECTION 5.1

Organization and Good Standing

20

i

Exhibit 2.1

(continued)

Page

SECTION 5.2

Authorization

20

SECTION 5.3

Conflicts; Consents of Third Parties

20

SECTION 5.4

Real Property

21

SECTION 5.5

Personal Property

21

SECTION 5.6

Intellectual Property; Proprietary Rights; Software

22

SECTION 5.7

Sufficiency

25

SECTION 5.8

Material Contracts; Assumed Contracts

26

SECTION 5.9

Labor and Employment; Employee Benefits

27

SECTION 5.10

Litigation

29

SECTION 5.11

Compliance with Laws; Permits

29

SECTION 5.12

Environmental Matters

30

SECTION 5.13

Insurance

30

SECTION 5.14

No Questionable Payments

30

SECTION 5.15

Major Customers and Distributors

30

SECTION 5.16

Brokers, Finders and Investment Bankers

31

SECTION 5.17

Financial Information

31

SECTION 5.18

Accounts Receivable.

31

SECTION 5.19

Inventory.

32

SECTION 5.20

Absence of Material Changes

32

SECTION 5.21

Transactions with Affiliates; Sharing of Assets, Continuity of Operations  33

SECTION 5.22

Records.

33

SECTION 5.23

Taxes.

33

SECTION 5.24

Sale of Products.

34

SECTION 5.25

Performance of Services

34

SECTION 5.26

Purchase Entirely for Own Account.

34

SECTION 5.27

Disclosure of Information.

34

SECTION 5.28

Restricted Securities.

35

SECTION 5.29

Legend

35

Exhibit 2.1

(continued)

Page

SECTION 5.30

Full Disclosure

35

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PURCHASER

36

SECTION 6.1

Organization and Good Standing

36

SECTION 6.2

Authorization of Agreement

36

SECTION 6.3

Conflicts; Consents of Third Parties.

36

SECTION 6.4

Litigation

37

SECTION 6.5

Brokers, Finders and Investment Bankers

37

SECTION 6.6

Capital Structure.

37

SECTION 6.7

SEC Filings; Financial Statements.

37

SECTION 6.8

Valid Issuance of Shares

38

SECTION 6.9

Not a Shell Company

38

ARTICLE VII COVENANTS

38

SECTION 7.1

No Solicitation of Transactions

38

SECTION 7.2

Conduct of the Business Pending the Closing

38

SECTION 7.3

Consents

39

SECTION 7.4

Further Assurances

39

SECTION 7.5

Confidentiality

40

SECTION 7.6

Publicity

40

SECTION 7.7

Employment and Employee Benefits.

40

SECTION 7.8

Use of Seller Names

42

SECTION 7.9

Non-competition; Non-solicitation.

42

SECTION 7.10

Information and Documents

43

SECTION 7.11

Accounts Receivable

44

SECTION 7.12

Warranty Work Reimbursement

44

SECTION 7.13

Reimbursement for Payment of Excluded Liabilities by Purchaser

44

SECTION 7.14

Board Appointment Right

44

ARTICLE VIII CONDITIONS TO CLOSING; CLOSING DELIVERIES

45

SECTION 8.1

Conditions Precedent to Obligations of Purchaser

45

SECTION 8.2

Conditions Precedent to Obligations of Sellers

46

Exhibit 2.1

(continued)

Page

SECTION 8.3

Sellers’ Closing Deliveries

46

SECTION 8.4

Purchaser’s Closing Deliveries

47

SECTION 8.5

Frustration of Closing Conditions

47

ARTICLE IX INDEMNIFICATION

48

SECTION 9.1

Indemnification Obligations of Sellers

48

SECTION 9.2

Indemnification Obligations of Purchaser

48

SECTION 9.3

Indemnification Procedure.

48

SECTION 9.4

Survival Period

50

SECTION 9.5

Liability Limits.

50

SECTION 9.6

Set-Off

51

SECTION 9.7

Exclusive Remedy

52

ARTICLE X MISCELLANEOUS

52

SECTION 10.1

Payment of Sales, Use or Similar Taxes

52

SECTION 10.2

Expenses

52

SECTION 10.3

Arbitration

52

SECTION 10.4

Entire Agreement; Amendments and Waivers

53

SECTION 10.5

Governing Law

53

SECTION 10.6

Notices

53

SECTION 10.7

Severability

54

SECTION 10.8

Binding Effect; Assignment; Third Party Beneficiaries

54

SECTION 10.9

Counterparts

55

SECTION 10.10

Waiver of Jury Trial

55

SECTION 10.11

Performance

55

Exhibit 2.1

(Continued)

Page

Exhibits

Exhibit 1.1(a)(1)

Assumption Agreement

Exhibit 1.1(a)(2)

Bill of Sale and Assignment

Exhibit 3.1(b)

Short Term Convertible Note

Exhibit 3.1(d)

Convertible Stock-Payable Note

Exhibit 3.3

Purchase Price Allocation

Exhibit 5.4(c)

Lease Assignment

    Exhibit 2.1

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of January 15, 2010, is between Cicero Inc., a Delaware corporation (“Purchaser”), SOAdesk, LLC, a Delaware limited liability company (“SOAdesk”), and Vertical Thought, Inc., a Georgia corporation (“VTI”; SOAdesk and VTI each a “Seller” and collectively “Sellers”).

WHEREAS, Sellers are engaged in the business of providing customer interaction consulting and technology services for organizations and contact centers throughout the world (collectively, and including the Programs and lines of business that SOAdesk may reasonably be interested in pursuing, the “Business”);

WHEREAS, Sellers propose to sell to Purchaser, and Purchaser proposes to purchase from Sellers, substantially all of the assets of Sellers directly or indirectly used (or intended to be used) in or related to the Business, and Purchaser proposes to assume certain liabilities and obligations of Sellers incurred in furtherance of the Business, upon the terms and subject to the conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1

Certain Definitions.

(a)

Defined terms used in this Agreement shall have the meanings ascribed to them by definition in this Agreement or as specified in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise.

“Ancillary Agreements” means the Bill of Sale and Assignment, the Assumption Agreement, the assignments of Proprietary Rights and Lease Assignment to be delivered by Sellers to Purchaser as contemplated by Section 8.3, and the Non-Solicitation and Non-Competition Agreements.

“Assumption Agreement” means the Assumption Agreement from Purchaser to Sellers, substantially in the form of Exhibit 1.1(a)(1) hereto.

Exhibit 2.1

“Bill of Sale and Assignment” means the Bill of Sale and Assignment from Sellers to Purchaser, substantially in the form of Exhibit 1.1(a)(2) hereto.

“Business Day” means any day of the year on which national banking institutions in New York, New York are open to the public for conducting business and are not required or authorized to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contract” means any contract, subcontract, lease, license, commitment, sale and purchase order, or other agreement, arrangement or understanding of any kind, whether written or oral, and whether expressed or implied.

“Current Assets” means, to the extent included in the Assets, (i) those prepaid expenses of SOAdesk taken as a whole in the Ordinary Course of Business, and (ii) those trade accounts receivable arising in the Ordinary Course of Business owed by Persons that are not Affiliates of a Seller and payable solely in cash, in each case as determined in accordance GAAP.

“Current Liabilities” means, to the extent included in the Assumed Liabilities, (i) accounts payable and accrued expenses of SOAdesk and (ii) deferred income or revenue of SOAdesk, and/or deferred subscription or maintenance/support liability of SOAdesk, Prepaid Expenses and Deposits, in each case as determined in accordance with GAAP.

“Employee Agreements” means agreements with employees and consultants to the Business or employees of or consultants to a Seller which agreements contain non-competition, non-solicitation, non-disclosure, invention assignment and non-use clauses covering the Business, but not any obligation of a Seller for the payment of money or to perform any obligation.

“Enterprise Revenues” shall mean, for any applicable time period, the total cumulative revenues of Purchaser, including Product Revenues, and its subsidiaries, on a consolidated basis, during such time period, as determined in accordance with GAAP.

“Environmental Law” means any Law or other legal requirement relating to Hazardous Materials, pollution, environmental matters and/or health and safety.

“Environmental Liability” means any Losses resulting from (i) failure to comply with or any violation of any requirement of an Environmental Law, (ii) failure to obtain or comply with any required Environmental Permit, (iii) a remedial action or (iv) harm or injury to any property, to any Person, to public health, or to natural resources as a result of a release of or exposure to Hazardous Materials.

“Environmental Permits” shall mean a permit, license, certificate, approval or authorization issued by a Governmental Body pursuant to an Environmental Law.

Exhibit 2.1

“Executive Employment Agreements” shall mean the executive employment agreements to be entered into on the Closing Date between Purchaser and each of the Specified Employees.

“GAAP” means generally accepted accounting principles and practices in effect in the United States.

“Governmental Body” means any government or governmental or regulatory or quasi-governmental entity, body thereof, or political subdivision thereof, whether federal, state, local, foreign, or supranational, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

“Hazardous Material” means any substance, material or waste, whether solid, liquid or gas, that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as capable of causing harm or injury to health, safety or the environment or as “hazardous,” “toxic,” “pollutant,” “contaminant,” “radioactive,” or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold and urea formaldehyde insulation.

“Indebtedness” means indebtedness for borrowed money or the equivalent or represented by notes, bonds or other similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property, and including, without limitation, capital lease obligations, including all accrued and unpaid interest thereon, and applicable prepayment, breakage or other premiums, fees or penalties and the costs of discharging such indebtedness.

“Indemnified Party” means a Purchaser Indemnified Party or a Seller Indemnified Party.

“Intellectual Property” means know-how, proprietary rights or other intellectual property, including without limitation, trade secrets, inventions, formulae, processes, databases, patents (including all reissues, divisions, continuations, continuations in part, and extensions thereof), patent applications, trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications, logos, copyrights, copyright registrations, copyright applications, web sites and home pages, universal resource locaters, domain names and other legal rights in confidential and proprietary information, moral rights, and other proprietary rights throughout the world, all rights to, and all intellectual property used or necessary to, create, publish, modify or maintain, any website or home page, customer and advertiser information, mailing and subscription lists, information not known to the general public, literary works, whether or not copyrightable, ideas, concepts, designs, drawings, discoveries, properties, formulas, compositions, methods, data, databases, materials, documentation, writings, pictures and graphic images, audio, video, works of authorship, product and service developments, inventions (whether or not patentable), improvements, innovations, processes, software, programs, source codes and materials, object codes and materials, algorithms, techniques, procedures, systems, technology, technical information, research material, prototypes and models.

Exhibit 2.1

“IRS” means the Internal Revenue Service.

“Knowledge of Sellers” means the actual knowledge of the Specified Employees on the date hereof or on the Closing Date with respect to the matters at hand.

“Laws” means all laws, statutes, common law, rules, codes, regulations, restrictions, ordinances, orders, decrees, approvals, directives, judgments, rulings, injunctions, writs, awards, policies, guidance and decrees of, or issued or entered by, all Governmental Bodies.

“Legal Proceeding” means any judicial, administrative, investigative or arbitral actions, suits or proceedings (public or private) by or before a Governmental Body.

“Licensed Materials” means any materials that VTI utilizes for the benefit of SOAdesk, or delivers to SOAdesk or SOAdesk’s customers, which (i) do not constitute Programs or other Intellectual Property included in the Assets, (ii) are created by VTI or of which VTI is otherwise in lawful possession, and (iii) VTI may lawfully utilize for the benefit of, or distribute to, SOAdesk or SOAdesk’s customers.

“Lien” means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, financing statement, option, right of first refusal, easement, encroachment, assignment of rents, equitable interest, deposit arrangement, community property interest, servitude or transfer or other restriction of any kind, including but not limited to, any restriction on the use, voting, receipt of income or other exercise of any attribute of ownership.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, properties, results of operations, or condition (financial or otherwise) of a Seller or the Business, (ii) the value of the Assets or a material increase in the Assumed Liabilities, or (iii) the ability of a Seller to consummate the transactions contemplated by this Agreement or perform its obligations under this Agreement or any of the Ancillary Agreements.

“Net Working Capital” means the Current Assets of SOAdesk included in the Assets to be transferred to Purchaser at the Closing, minus (ii) the Current Liabilities of SOAdesk included in the Assumed Liabilities to be assumed by Purchaser at the Closing, all calculated in accordance with GAAP.  Anything to the contrary notwithstanding, the calculation of Net Working Capital shall not include any Excluded Assets or any Excluded Liabilities.

“Non-Solicitation and Non-Competition Agreements” shall mean the non-solicitation and non-competition agreements to be entered into on the Closing Date between Purchaser and each of the Persons listed on Schedule 1.1, which non-solicitation and non-competition agreements shall be in a form satisfactory to Purchaser.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

“Ordinary Course of Business” means the ordinary and usual course of business of Sellers with respect to its use and operation of the Business, consistent with past practice.

Exhibit 2.1

“Permits” means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Body.

“Permitted Exceptions” means (i) Liens for assessments or other governmental charges not yet due and payable and, if not paid by a Seller at or before the Closing, such current taxes shall be deducted from the Purchase Price through reduction of the Closing Date Payment; (ii) mechanics’, carriers’, workers’, repairers’ and similar Liens arising or incurred in the Ordinary Course of Business or that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been taken in accordance with GAAP through reduction of the Closing Date Payment; (iii) in the case of Liens on the Leased Real Property, zoning, building, or other similar restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in or to the Leased Real Property, none of which, individually or in the aggregate, materially interfere with the conduct of the Business or the present use of or occupancy of the affected premises by Sellers; (iv) Liens that will be released prior to or as of the Closing; (v) Liens created by or through Purchaser, and (vi) such other Liens, if any, disclosed on Schedule 1.1(a)(1), none of which, individually or in the aggregate, materially interfere with the continued use or operation or value of the Assets to which they relate or conduct of the Business.

“Person” means any individual, corporation, partnership, firm, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“Product Revenues” means, for any applicable time period, the total revenues of Purchaser and its subsidiaries, on a consolidated basis, during such time period from the sale of Products or Product Services to unaffiliated third parties, as determined in accordance with GAAP.

“Product Services” means customization, programming, maintenance, support, warranty and other services with respect to Products.

“Programs” means the following Software:  United Desktop and United Data Model, including all Source Code for components known as SAIL, RUDDER, PIER, HARBOR, HARBORMASTER and TIDE.

“Purchase Price” means the aggregate amounts payable to Sellers under Section 3.1.

“Purchaser Common Stock” means the shares of common stock, par value $0.001 per share, of Purchaser.

“Purchaser Indemnified Parties” means Purchaser and its Affiliates, their respective officers, directors, employees, agents and representatives and the heirs, executors, successors and assigns of any of the foregoing.

“Purchaser Material Adverse Effect” means a material adverse effect on the business, assets, properties, results of operations, or condition (financial or otherwise) of

Exhibit 2.1

Purchaser or the ability of Purchaser to consummate the transactions contemplated by this Agreement or perform its obligations under this Agreement or the Ancillary Agreements.

“Seller Disclosure Schedules” means the disclosure schedules prepared by Sellers and delivered to Purchaser simultaneously with the execution and delivery of this Agreement.

“Seller Indemnified Parties” means Sellers and their respective Affiliates, their respective officers, directors, employees, agents and representatives and the heirs, executors, successors and assigns of any of the foregoing.

“Software” means computer software, whether in the form of Source Code, object code, executable code, firmware or otherwise, and whether tangible or intangible, together with all related engineering and product specifications, schematics, logic diagrams, flow charts, designs, routines, sub-routines, program and system logic, program architecture, program documentation, operating instructions, technical and user manuals and training materials, all updates, upgrades, modifications, enhancements, improvements and derivatives of the foregoing and all other information and technical data related to the ownership, use, design, development, testing, enhancement, support and/or maintenance of the Software.

“Specified Employees” means Antony Castagno, Michael Garner and James Hunt.

“Tax” or “Taxes” shall mean all taxes, charges, duties, fees, levies or other assessments, including but not limited to, income, excise, property, sales, value added, profits, license, withholding (with respect to compensation or otherwise), payroll, employment, net worth, capital gains, transfer, stamp, social security, environmental, occupation and franchise taxes, imposed by any Governmental Body, and including any interest, penalties and additions attributable thereto.

“Tax Return” means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

“Territory” means North America (including, without limitation, the United States of America and its possessions and any departments or agencies of the United States government, including the armed services, wherever located in the world).

 “Web Site” or “Web Sites” means, individually or collectively, all web sites of or maintained by or for SOAdesk or the Business.

(b)

Other Definitional and Interpretive Matters.  Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

SECTION 1.2

Calculation of Time Period

.  When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.  If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

Exhibit 2.1

SECTION 1.3

Dollars

.  Any reference in this Agreement to $ or Dollars shall mean United States dollars.

SECTION 1.4

Exhibits/Schedules

.  The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

SECTION 1.5

Gender and Number

.  Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

SECTION 1.6

Headings

.  The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.  All references in this Agreement to any “Article” or “Section” are to the corresponding Article or Section of this Agreement unless otherwise specified.

SECTION 1.7

Herein

.  The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

SECTION 1.8

Including

.  The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

SECTION 1.9

No Drafting Presumptions

.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other agreements contemplated hereby and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II
PURCHASE AND SALE

SECTION 2.1

Agreement to Purchase and Sell

.  Subject to the terms and conditions of this Agreement, at the Closing, each Seller shall sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase and acquire from each Seller, all of the assets owned by such Seller or any Affiliate thereof directly or indirectly used (or intended to be used) in or related to the Business, on a going concern basis, including, without limitation, all right, title and interest of Seller in and to all business, properties, assets, goodwill, claims and rights of Sellers used in or necessary for the continued operation of the Business, of every nature, kind and description, tangible and intangible, owned, leased or licensed, personal or mixed, wherever located and whether or not carried or reflected on the books and records of a Seller, but excluding the Excluded Assets specified in Section 2.2, in each case free and clear of all Liens

Exhibit 2.1

other than Permitted Exceptions. All of the foregoing (other than the Excluded Assets) are herein collectively referred to as the “Assets” and include, without limitation, all of each Seller’s right, title, and interest, in, to and under the following:

(a)

all Software, products and systems produced, conceived, created, developed, licensed, sold, marketed or distributed by each Seller directly or indirectly used (or intended to be used) in or related to the Business, whether extant, discontinued, defunct or currently provided or licensed or under development or to be provided or licensed in the future, and any and all applications, versions, revisions, operating environments, translations, products, enhancements, extensions and/or spin-offs relating to, derived from, based on, resulting from or suggested by, any of the foregoing, and whether embodied in disc, internet, web-based, electronic, or any other form or medium whatsoever, and all rights to market, publish, create, provide, develop, license, sell, distribute, modify, adapt and otherwise exploit any and all of the foregoing throughout the world, including the “United Desktop” and “United Data Model” products (all of the foregoing being, collectively, the “Products”);

(b)

all United States and foreign patents, and applications therefor, and all patent continuations, continuations in part, reissues and patent disclosures of each Seller (collectively “Patent Rights”), including those set forth on Schedule 2.1(b), and all inventions (whether or not patentable) and improvements, directly or indirectly used in (or intended to be used in) or relating to any of the Business or the Products;

(c)

all United States and foreign copyrights directly or indirectly used (or intended to be used) in or related to the Business, whether registered or not, and applications to register the same, of each Seller, registered or not, and where not owned, each Seller’s right to use copyrights used or intended to be used by such Seller in the Business, and all rights to obtain renewals and extensions of such Copyrights (collectively “Copyrights”), together with all causes of action in favor of a Seller or any prior owner or operator of the Business (and the proceeds thereof) heretofore accrued or hereafter accruing with respect thereto;

(d)

all names, titles, trademarks, trade names, service marks, company names, logos, devices, insignias, formats and designations of each Seller used or intended for use in connection with any of the Business or the Products, and all trademark registrations and applications therefor, and the goodwill related thereto (collectively, “Trademarks”), including those set forth on Schedule 2.1(d), together with all causes of action (and the proceeds thereof) in favor of Seller heretofore accrued or hereafter accruing with respect to any of the Trademarks;

(e)

all visual and machine readable embodiments of an algorithm, mask work rights or computer program of each Seller or marketed or used (or intended to be marketed or used) by or for the Business, including the process or method thereof and the concepts contained therein, and the representation in the original language in which the program was coded and any languages into which the same may have been translated, together with instructions and any other information necessary or convenient to the compilation and/or editing of such code into object code, including any and all comments by authors, procedural code (such as job control language) and all associated Documentation (as hereinafter defined) (collectively, “Source Code”);

Exhibit 2.1

(f)

all documentation, records and software, whether in machine or visually readable or other tangible form, evidencing, representing or containing, embodying or related to any Source Code or Program or directly or indirectly used (or intended to be used) in or related to the Business, including, without limitation, any manuals, functional and design specifications, notes on architecture, logic, flow charts, user and programmer instructions, coding, test suites, test plans, testing notes, regression suites, error reports and logs, patches and patch instructions, itemizations of development tools, project history documents and other technology or information, and all other writings which would be necessary or helpful to a skilled programmer to create, understand, maintain, modify and enhance any Source Code (collectively, “Documentation”);

(g)

all know-how, trade secrets and other Intellectual Property of each Seller directly or indirectly used (or intended to be used ) in or related to the Business, including, without limitation any of same relating to, derived from, based on, resulting from or suggested by, any of the foregoing, and all information not known to the general public, literary works, whether or not copyrightable, vendor, supplier, customer and license records and other files of each Seller related to the Business and/or the Products, and each Website or home page of or maintained by or for a Seller and indirectly or indirectly used (or intended to be used) in or related to the Business, all property and assets (tangible and intangible) used or necessary to create and publish any such Website or home page, and any and all universal resource locators (“URLs”) and domain names, of each Seller directly or indirectly maintained by or for the Business (all of the foregoing, together with the Products, Patent Rights, Copyrights, Trademarks, Source Code and Documentation referred to above being, collectively, the “Proprietary Rights”);

(h)

all inventories of Seller, including raw materials, works in process, finished goods, packaging and packaging materials, wherever located;

(i)

all rights and benefits of each Seller under those customer, maintenance, support and other Contracts set forth on Schedule 2.1(i) or entered into after the date hereof in accordance with Section 7.2 in the Ordinary Course of Business (the “Assumed Contracts”); provided that Purchaser shall not assume, and Sellers shall retain and perform or pay, any customer Contract which, over the remaining term of the Contract, has a negative gross margin or which would impose on Purchaser an extraordinary financial obligation beyond what is reasonable or customary in the industry in which SOAdesk operates;

(j)

all files, lists, books and records of each Seller relating to the Assets, customers, licensees, subscribers, advertisers, and sponsors of, for or in any of the Products and all purchase and sale orders and invoices, sales and sales promotional data, advertising materials, marketing analyses, price lists, customer service files, credit files, cost data, written operating methods and procedures, together with all reports, discs and tapes of computer and other data, relating to any of the foregoing or the Products;

(k)

to the extent assignable, all Permits of each Seller throughout the world, directly or indirectly used (or intended to be used) in or relating to the Products or the Business (the “Assumed Permits”);

Exhibit 2.1

(l)

all accounts receivable, rights to payment, causes of action, claims and rights of recovery of each Seller, originating or resulting from or arising in connection with any of the Business, the Products and/or the Assets, whether arising or accruing prior to, on or after the Closing Date, whether in respect of licenses, installation, services, upgrades, enhancements, programming, development, mailing lists or otherwise, together with the proceeds thereof, and all rights to collect from customers (and to retain) all fees and other amounts payable, or that may become payable, to each Seller with respect to services performed by or on behalf of a Seller on or prior to the Closing Date originating or resulting from or arising in connection with any of the Business, the Products and/or the Assets, other than any such receivables owed by any of Seller’s Affiliates to Seller;

(m)

all machinery, installations, computer hardware, equipment, prototypes, vehicles, fixtures, laptops, mobile phones, blackberries, office supplies, furniture, tools, spare parts, supplies, materials and other tangible personal property and physical assets directly or indirectly used, or held for use, by or for each Seller, including, without limitation, those items described on Schedule 2.1(m), together with all replacements thereof, additions and alterations thereto, and all express and implied warranties related to any of the foregoing;

(n)

to the extent assignable, all title to, interest in and rights under the leases, tenancies and other rights of occupancy of real property described on Schedule 2.1(n) (the “Real Property Leases” and the property subject thereto, together with all buildings, plants and other structures and improvements thereon leased to or occupied by SOAdesk or used by the Business, any and all rights and privileges pertaining thereto or to any of such buildings, plants or other structures or improvements and to the extent constituting real property to which it has any rights as lessee or occupant, any and all fixtures, machinery, installations, equipment and other property attached thereto or located thereon, the “Leased Real Property”);

(o)

all title to, interest in and rights under the leases of personal property described on Schedule 2.1(o) if and to the extent the same are assignable or for which consents to assignment are received (the “Personal Property Leases”);

(p)

all of each Seller’s rights under Employee Agreements if and to the extent the same are assignable or for which consents to assignment are received, and the right to enforce any restrictive covenants of other employees of Seller to the extent relating to the Business;

(q)

all prepaid expenses relating to the Business and deposits under or for Assets or Assumed Liabilities or otherwise used or relating to an Asset or Assumed Liability used in connection with the Business (“Prepaid Expenses and Deposits”); and

(r)

the goodwill of or pertaining to any or all of the Assets, the Products and/or the Business.

SECTION 2.2

Excluded Assets

.  Notwithstanding the foregoing, Sellers are not selling and Purchaser is not purchasing, pursuant to this Agreement, and the term “Assets” shall not include, any of the following assets (collectively, the “Excluded Assets”):

(a)

the assets and Contracts set forth on Schedule 2.2(a);

Exhibit 2.1

(b)

any Contracts not assumed by Purchaser by reason of the proviso in Section 2.1(i);

(c)

the consideration received by Sellers pursuant to this Agreement;

(d)

the rights of Sellers under this Agreement and the Ancillary Agreements, and all files, documents, reports, and communications in whatever medium related to the negotiation, execution, or performance of such agreement;

(e)

any cash, commercial paper and cash equivalents, other than Prepaid Expenses and Deposits;

(f)

any and all amounts owed by any Affiliate of a Seller to a Seller, including from a Seller to a Seller;

(g)

all personnel records and other records that Sellers are required by Law to retain in their possession; and

(h)

all minute books and related company records and all financial books and records of Sellers including ledgers, accounting reports, and related files, in each case other than those directly relating to any of the Assets.

SECTION 2.3

Assumption of Assumed Liabilities

.

(a)

At the Closing, Purchaser shall assume, and agree to pay, perform, fulfill and discharge, to the extent they are not Excluded Liabilities, the following obligations, and only the following obligations, of Sellers (collectively, the “Assumed Liabilities”):

(i)

all obligations and liabilities which (i) arise or accrue after the Closing and which relate to events which transpire subsequent to the Closing or (ii) are scheduled to arise or accrue subsequent to the Closing (whether or not related to any event which transpires subsequent to the Closing), in each case, under the Real Property Lease, the Personal Property Leases, the Assumed Contracts and Assumed Permits;

(ii)

all customer Contracts, bids and proposals and other customer obligations related to the Business entered into by a Seller in the Ordinary Course of Business; provided that Purchaser shall not assume, and each Seller shall retain and perform and/or pay, any customer Contract which, over the remaining term of the Contract, has a negative gross margin or which would impose on Purchaser an extraordinary financial obligation beyond what is reasonable or customary in the industry in which a Seller operates;

(iii)

all ongoing warranty obligations of SOAdesk, so long as Purchaser is reimbursed for costs associated with performing such warranty work, as provided herein; and

(iv)

all trade accounts payable and accrued expenses incurred by SOAdesk in connection with the Business in the Ordinary Course of Business and in accordance with this Agreement subsequent to the date hereof and through the Closing Date, and included within the calculation of Net Working Capital.

Exhibit 2.1

(b)

Except as provided in Section 2.3(a), Purchaser shall not assume, in connection with the transactions contemplated hereby, any liability or obligation of a Seller whatsoever, whether known or unknown, disclosed or undisclosed, accrued or hereafter arising, absolute or contingent, and Sellers shall retain responsibility for all such liabilities and obligations (with all such unassumed liabilities and obligations referred to herein as the “Excluded Liabilities”).  Excluded Liabilities will include, without limitation, any of the following liabilities and obligations:

(i)

any liabilities or obligations for Indebtedness of a Seller;

(ii)

any liabilities for foreign, federal, state and local Taxes of a Seller;

(iii)

any liabilities or obligations under the Real Property Lease, the Personal Property Leases or Contracts that arose or accrued prior to the Closing;

(iv)

any liabilities or obligations arising out of any legal action, suit, proceeding or investigation pending as of the Closing or commenced after the Closing and to the extent arising out of any occurrence or event happening prior to the Closing;

(v)

any Environmental Liability or any liabilities or obligations arising out of a Seller’s compliance or non-compliance with any Law;

(vi)

any liabilities (other than Assumed Liabilities) to which Purchaser or any of the other Purchaser Indemnified Parties may become subject and that arises from or relates to any Product produced or sold or any services performed by a Seller prior to Closing;

(vii)

any liabilities to the extent arising out of employment, employment grievances or termination of employment of any persons employed by a Seller on or before the Closing Date, including any workmen’s compensation claims relating to events which transpired on or before the Closing Date (whether or not known or reported as of the Closing Date), or any bonus, retention, severance or similar payment that Seller is obligated to make to any current or former employee, director, consultant or other Person as a result of the acquisition of the Assets or the Business;

(viii)

any liabilities to the extent Purchaser is indemnified therefor pursuant to the terms of this Agreement;

(ix)

any liabilities under any employee benefit or welfare plan covering any present or former employee of a Seller or any of their respective Affiliates (including, without limitation, any liabilities relating to any health care plans or benefits); and

(x)

any obligations to the extent arising under or in respect of any Excluded Asset, or otherwise described on Schedule 2.3(b).

SECTION 2.4

Nonassignable Contracts and Permits

.  In the case of any Contracts or  Permits that are not by their terms or under Law freely assignable or transferable (a “Nonassignable Contracts”), Sellers shall at their expense use commercially reasonable efforts to obtain, or cause to be obtained, on or prior to the Closing, any approvals or

Exhibit 2.1

consents necessary to convey to Purchaser the benefit thereof.  Purchaser shall cooperate with Sellers in such manner as may be reasonably required in connection therewith.  In the event any consent or approval to an assignment contemplated hereby is not obtained on or prior to the Closing Date, Sellers shall continue to use commercially reasonable efforts to obtain any such approval or consent after the Closing Date for a period of three (3) months from the Closing Date or until such time as such consent or approval has been obtained or it shall become reasonably apparent that such consent or approval shall not be forthcoming, whichever is shorter, and Sellers shall cooperate with Purchaser to effect an appropriate arrangement (a “Work-around”) to provide that Purchaser or an Affiliate of Purchaser shall receive each Seller’s interest in the benefits under any such Nonassignable Contract, provided that all rights and benefits under such Nonassignable Contracts shall be for Purchaser or Purchaser’s Affiliate’s benefit and Purchaser or Purchaser’s Affiliate shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent Purchaser or Purchaser’s Affiliate would have been responsible therefor if such consent or approval had been obtained, in which case such Nonassignable Contract will be treated as an Asset for all purposes hereunder.  Each Seller shall take such actions as Purchaser may reasonably request in connection with the Nonassignable Contract underlying any Work-around.  No Nonassignable Contract shall be deemed an Asset hereunder unless and until any required consent or approval has been obtained, except to the extent that a Work-around has been implemented.  No Nonassignable Contract shall be deemed to have been conveyed to Purchaser (directly or indirectly) if an attempted sale, conveyance, assignment, sublease or transfer thereof without consent of a third party would constitute a breach thereof or affect the rights of a Seller or Purchaser thereunder.

SECTION 2.5

License

.  VTI hereby grants to Purchaser an irrevocable, nonexclusive, worldwide, transferable, royalty-free license to: (a) make, use, sell, copy, perform, display, distribute or otherwise utilize and exploit the Licensed Materials, (b) prepare, use and distribute derivative works, of or based upon the Licensed Materials, and (c) authorize others to do (a), (b) or both.  Upon request, VTI shall provide Purchaser a list of any Licensed Materials.

ARTICLE III
PURCHASE PRICE; EARN-OUT; ALLOCATIONS; ADJUSTMENTS

SECTION 3.1

Purchase Price; Payments

(a)

.  Subject to and upon the terms and conditions set forth in this Agreement, as consideration for the sale, assignment, transfer and delivery of the Assets to Purchaser, Purchaser will pay a total price for the Assets as follows:

(a)

by payment of an amount equal to $300,000 plus (if positive) or minus (if negative) the Estimated Closing Net Working Capital Adjustment, payable in cash to Sellers on the Closing Date (the “Closing Date Payment”), as such amount may be adjusted pursuant to Section 3.5, in such proportion as Sellers shall agree;

(b)

by delivery of an unsecured convertible note in the aggregate principal amount of $700,000, in the form set forth as Exhibit 3.1(b) hereto, payable to the order of SOAdesk and convertible into shares of Purchaser’s Series B Preferred Stock and mandatorily pre-payable with fifty percent (50%) of the gross proceeds received by the Company from the sale of shares of

Exhibit 2.1

Series B Preferred Stock to investors after the Closing Date and prior to March 31, 2010, as provided therein (the “Short Term Convertible Note”);

(c)

by payment of an amount equal to $525,000, payable in cash to SOAdesk on March 31, 2010;

(d)

by delivery of an unsecured convertible note in the aggregate principal amount of $1,000,000, in the form set forth as Exhibit 3.1(d) hereto, payable to the order of SOAdesk and convertible into shares of Purchaser’s Common Stock as provided therein (the “Stock-Payable Convertible Note” and, together with the Short Term Convertible Note, the “Notes”);

(e)

earn-out payments related to Product Revenues (the “Product Revenue Earn-Out”), payable (if at all) in cash and shares Purchaser Common Stock, in accordance with Section 3.2;

(f)

earn-out payments related to Enterprise Revenues (the “Enterprise Revenue Earn-Out”), payable (if at all) in shares of Purchaser Common Stock, in accordance with Section 3.2;

All cash payments required of Purchaser by any provision hereof shall be paid in cash by wire transfer of immediately available funds to such bank account as shall be designated in writing by SOAdesk at least two (2) Business Days prior to the Closing.  If Purchaser fails to pay any amount due under this Section 3.1 when due, Purchaser shall pay interest on such unpaid amount from the date due through the date of payment at the rate of five percent per annum, except to the extent that such unpaid amounts bear interest under any of the aforementioned Notes.

SECTION 3.2

Earn-Outs.

(a)

Product Revenue Earn-Out.  The “Product Revenue Earn-Out” shall be payable (if at all) as follows:

(i)

to the extent that Product Revenues during the period from January 1, 2010 through March 31, 2011 (the “Product Earn-Out Period”) shall be up to and including $1,000,000, SOAdesk shall be entitled to Product earn-out payments equal to the amount of such Product Revenues (up to $1,000,000), which earn-out payments shall be payable in cash and shares of Purchaser Common Stock as set forth in Section 3.2(c); and

(ii)

in addition to the foregoing, to the extent that Product Revenues are greater than $1,000,000 and less than or equal to $3,000,000 during the Product Earn-Out Period, SOAdesk shall be entitled to additional Product earn-out payments equal to (i) the amount of such Product Revenues in excess of $1,000,000 and less than $3,000,000, multiplied by (ii) fifty percent (50%), which earn-out payments shall be payable in cash and shares of Purchaser Common Stock as set forth in Section 3.2(c); and

(iii)

in addition to the foregoing, to the extent that Product Revenues are greater than $3,000,000 during the Product Earn-Out Period, SOAdesk shall be entitled to additional Product earn-out payments equal to the amount of such Product Revenues in excess of $3,000,000, which earn-out payments shall be payable in shares of Purchaser Common Stock as

Exhibit 2.1

set forth in Section 3.2(c), up to an aggregate of 2,000,000 shares of Purchaser Common Stock in respect of the earn-out set forth in this clause (iii).

(b)

Enterprise Revenue Earn-Out.  The “Enterprise Revenue Earn-Out” shall be payable (if at all) as follows:

(i)

if Enterprise Revenues during the period from January 1, 2010 through July 31, 2011 (the “Enterprise Earn-Out Period”) shall be $10,000,000 or more, SOAdesk shall be entitled to Enterprise earn-out payments valued at $500,000, which earn-out payment shall be payable in shares of Purchaser Common Stock as set forth in Section 3.2(c); and

(ii)

in addition to the foregoing, to the extent that Enterprise Revenues are greater than $10,000,000 during the Enterprise Earn-Out Period, SOAdesk shall be entitled to additional Enterprise earn-out payments valued at (i) the amount of such Enterprise Revenues in excess of $10,000,000 and less than $14,000,000 multiplied by (ii) twelve and one-half percent (12.5%), which earn-out payments shall be payable in shares of Purchaser Common Stock as set forth in Section 3.2(c), up to an aggregate of $500,000 of Purchaser Common Stock in respect of the earn-out set forth in this clause (ii).

(c)

Form and Timing of Payments; Limitation of Amounts.

(i)

Any amounts payable to SOAdesk pursuant to Section 3.2(a)(i) and/or Section 3.2(a)(ii) shall be satisfied fifty percent (50%) in cash and fifty percent (50%) through the issuance of shares of Purchaser Common Stock.  Any amounts payable to SOAdesk pursuant to Section 3.2(a)(iii), Section 3.2(b)(i) and/or Section 3.2(b)(ii) shall be satisfied solely through the issuance of shares of Purchaser Common Stock.

(ii)

Any Product Revenue Earn-Out or Enterprise Revenue Earn-Out payments, as applicable, shall be paid by Purchaser to SOAdesk during the Earn-Out Period within forty five (45) days after the conclusion of each fiscal quarter following the date on which Seller becomes entitled to any such payments; provided that it shall be a condition to the issuance of any shares of Purchaser Common Stock that a holder other than SOAdesk executes and delivers customary documents with respect to its status and the qualification for an exemption under applicable securities Laws, and that the issuance of any such shares of Purchaser Common Stock to a holder other than SOAdesk not be in violation of any applicable securities Laws.

(iii)

Notwithstanding anything herein to the contrary, in no event shall the aggregate value of Product Revenue Earn-Out payments to SOAdesk exceed $2,000,000 or the aggregate value of Enterprise Revenue Earn-Out payments to Seller exceed $1,000,000, in each case taking into account the value of any Purchaser Common Stock issued to SOAdesk hereunder as determined pursuant to item (iv) below.

(iv)

For purposes of this Section 3.2, any shares of Purchaser Common Stock issued by Purchaser to SOAdesk in satisfaction of the Product Revenue Earn-Out or the Enterprise Revenue Earn-Out, as applicable, shall be valued based on an assumed per share price of $0.15 (or such lower value which shall correspond with the conversion price applicable at

Exhibit 2.1

Closing to Purchaser’s then outstanding Series B Preferred Stock), subject to adjustment for stock splits, stock combinations or similar events.

(d)

Inspection; Earn-Out Dispute Resolution.

(i)

Upon reasonable advance notice, Purchaser shall permit SOAdesk and its representatives to have access, during regular business hours, to the books and records of Purchaser, and shall furnish to SOAdesk such financial and other data as SOAdesk may reasonably request with respect to the calculation of the Product Revenue Earn-Out and the Enterprise Revenue Earn-Out.  Such data shall be held in confidence by SOAdesk and its representatives and not used for any purpose except in connection with the calculation of Product Revenue Earn-Out and Enterprise Revenue Earn-Out and the resolution of any dispute arising with respect thereto.

(ii)

As soon as practicable after the end of the Product Earn-Out Period and the Enterprise Earn-Out Period, Purchaser shall deliver to SOAdesk a calculation of earn-out payments due, if any, including such financial information as is reasonably necessary to calculate the Enterprise Revenue Earn-Out and the Product Revenue Earn-Out.  If SOAdesk disputes Purchaser’s calculation, SOAdesk shall deliver a written description of such dispute (an “Earn-Out Dispute Notice”) to Purchaser within 30 days of the date on which Purchaser delivered such calculations to SOAdesk.

(iii)

If SOAdesk delivers an Earn-Out Dispute Notice to Purchaser and Purchaser and SOAdesk are unable to agree upon the amount of any earn-out within 15 days after delivery of an Earn-Out Dispute Notice, then an Accounting Expert (as defined in Section 3.5(e)) shall be appointed to conduct a review and determine any amounts in dispute between the parties relating to the calculation of either earn-out.  The Accounting Expert shall be instructed in performing the review that Purchaser and SOAdesk shall each be provided with copies of any and all correspondence and drafts distributed to any party.  Purchaser and SOAdesk shall be granted reasonable access to all documents made available to the Accounting Expert by the other party, provided that any information contained in the documents shall be subject to the confidentiality provisions set forth in this Agreement.  Prior to the Accounting Expert’s issuance of its final determination, Purchaser and SOAdesk shall have the opportunity to provide the Accounting Expert with input and any additional information that they deem relevant, provided that the Accounting Expert shall not be required to use any such input or information in connection with its review and determination.  The Accounting Expert shall promptly deliver copies of its report to Seller and Purchaser setting forth its determination of any amount due between the parties relating to the calculation of earn-outs.  The Dispute Report will be conclusive and binding upon all parties to this Agreement; the subject earn-out shall be calculated based on the determinations set forth in the Accounting Expert’s Report; and the earn-out payment shall be adjusted accordingly.  Fifty percent of the costs and expenses of the Accounting Expert and the Accounting Expert’s Report contemplated by this paragraph shall be borne by Sellers (jointly and severally), and the remainder shall be borne by Purchaser.

SECTION 3.3

Allocation of Purchase Price

.  The Purchase Price shall be allocated as set forth on Exhibit 3.3.  Purchaser and Sellers shall file their respective Tax Returns on the basis of such allocation, as it may be amended, and no party shall thereafter take a

Exhibit 2.1

Tax Return position inconsistent with such allocation unless such inconsistent position shall arise out of or through an audit or other inquiry or examination by the IRS or other Governmental Body.

SECTION 3.4

Estimated Net Working Capital Adjustment

.

(a)

Sellers represent, jointly and severally, that the statement on Schedule 3.4 (the “Estimated Closing Net Working Capital Statement”) reflects Sellers’ good faith estimate of the Net Working Capital of the Business as of the close of business on the Business Day preceding the Closing Date (the “Estimated Closing Net Working Capital”), which Estimated Closing Net Working Capital Statement has been prepared based on SOAdesk’s books and records, and presents fairly the information and data contained therein.  Sellers shall provide Purchaser and its representatives with copies of the balance sheets, work papers and other underlying documentation generated in connection with the preparation of Sellers’ Estimated Closing Net Working Capital Statement.

(b)

If the Estimated Closing Net Working Capital is less than $1,765.22 (the “Target Net Working Capital”), the difference shall be subtracted from the Closing Date Payment.  If the Estimated Closing Net Working Capital exceeds the Target Net Working Capital, the excess shall be added to the Closing Date Payment.  Any adjustment to the Closing Date Payment pursuant to this Section 3.4 is referred to herein as the “Estimated Closing Net Working Capital Adjustment.”

(c)

For purposes of this Agreement, items included within Net Working Capital shall be the value, as of the close of business on the day preceding the Closing Date, of such item conveyed to Purchaser on the Closing Date as herein provided, determined in accordance with GAAP.

SECTION 3.5

Final Net Working Capital Adjustment

.

(a)

Within ninety (90) days after the Closing Date, Purchaser or its accountant (the “Purchaser’s Accountant”) shall determine, on behalf and at the expense of Purchaser, and shall prepare and deliver to Sellers a statement of the Net Working Capital of the Business as of the close of business on the Business Day immediately preceding the Closing Date, which statement shall be prepared in accordance with GAAP (the “Final Closing Statement”). Purchaser or Purchaser’s Accountant shall consult with Sellers’ accountants in connection with the preparation of the Final Closing Statement and shall permit Sellers’ accountants at the earliest practicable date, subject to the execution by Sellers and their accountants of any reasonable release or indemnification agreement required by Sellers’ Accountant, to review and make copies of all work papers, schedules and calculations used in the preparation of the Final Closing Statement.

(b)

Sellers may dispute the amounts reflected on the Final Closing Statement (a “Disputed Item”), but only on the basis that a Disputed Item does not reflect, or is not consistent or in compliance with, the provisions of this Agreement; provided, however, that Seller shall notify Purchaser in writing of each Disputed Item, and specify the amount thereof in dispute and the basis therefor, within sixty (60) days after receipt of the Final Closing Statement.  The failure

Exhibit 2.1

by Sellers to provide a notice of Disputed Items to Purchaser within such sixty (60) day period will constitute Sellers’ acceptance of the Final Closing Statement.

(c)

If a notice of Disputed Items shall be timely delivered pursuant to subclause (b) above, Sellers and Purchaser shall, during the ten (10) Business Days following the date of such delivery (the “Resolution Period”), negotiate in good faith to resolve the Disputed Items.  If, during such Resolution Period the parties are unable to reach agreement, Sellers and Purchaser shall refer all unresolved Disputed Items to an accounting firm or expert of nationally recognized standing as Sellers and Purchaser shall mutually agree upon or, if the parties are unable to so agree, as appointed by the American Arbitration Association (the “Accounting Expert”).  The Accounting Expert shall make a determination with respect to each unresolved Disputed Item within fifteen (15) days after its engagement by Sellers and Purchaser to resolve such Disputed Items, which determination shall be made in accordance with the rules set forth in Section 3.4 and this Section 3.5.  The Accounting Expert shall be directed to deliver to Sellers and Purchaser, within such fifteen (15) day period, a report setting forth its adjustments, if any, to the Final Closing Statement and the calculations supporting such adjustments.  Such report shall be final and binding on the parties and conclusive.  Sellers and Purchaser shall each pay one-half of all the costs incurred in connection with the engagement of the Accounting Expert; provided that if the final adjustment payment to be made pursuant to Section 3.5(d) (the “Final Adjustment”) and the Final Adjustment payment that would have resulted from the use of the proposed calculations of one of the parties hereto (the “Erroneous Party”) is more than the difference between the Final Adjustment and the Final Adjustment that would have resulted from the use of the other party’s proposed calculations, the Erroneous Party shall pay all of the fees and expenses of the  Accounting Expert.  As used herein, “Final Net Working Capital” shall mean (i) if no notice of Disputed Items is delivered by Seller within the period provided in subclause (b) above, Net Working Capital as shown in the Final Closing Statement as prepared by Purchaser, or (ii) if such a notice of Disputed Items is delivered by a Seller, either (x) as agreed to in writing by Sellers and Purchaser, or (y) Net Working Capital as shown in the Accounting Expert’s calculation delivered pursuant to this subclause (c).

(d)

The Final Net Working Capital less the Target Net Working Capital is referred to as the “Total Adjustment.”  If (i) the sum of the Purchase Price (without adjustment) plus the Total Adjustment exceeds the sum of the Closing Date Payment and the Estimated Net Working Capital Adjustment, Purchaser will pay to Sellers the amount of such excess or (ii) the sum of the Closing Date Payment and the Estimated Net Working Capital Adjustment exceeds the sum of the Purchase Price (without adjustment) plus the Total Adjustment, then Sellers will deliver to Purchaser the amount of such excess.  Amounts payable pursuant to this Section shall be payable within ten (10) Business Days after such Final Net Working Capital shall be determined, in immediately available funds by wire transfer in accordance with written instructions given by the recipient not less than two (2) Business Days prior to such date.

SECTION 3.6

Optional Repurchase Right

.  Notwithstanding anything herein to the contrary, in the event that any shares of Purchaser’s Series B Preferred Stock are issued under the terms of the Short Term Convertible Note, Purchaser shall have the right, exercisable in its sole discretion at any time prior to the twelve (12) month anniversary of any such issuance, to repurchase any such shares of Series B Preferred Stock so issued for a cash payment in an amount per share equal to the Conversion Price (as defined in the Short Term

Exhibit 2.1

Convertible Note), and Purchaser shall be entitled to affix an appropriate legend on the certificates representing any such shares of Series B Preferred Stock so issued evidencing such optional repurchase right.

ARTICLE IV
CLOSING AND TERMINATION

SECTION 4.1

Closing Date

.  Subject to the satisfaction or waiver of the conditions set forth in Sections 8.1 and 8.2 hereof, the closing of the transactions contemplated hereby (the “Closing”) shall take place at such place and such time as Purchaser and Sellers shall agree on a date to be specified by Purchaser and Sellers, which date shall be no later than the first (1st) Business Day after the satisfaction or waiver of each condition to the Closing set forth in Article VIII (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time or date, or both, are agreed to by Purchaser and Sellers.  The date on which the Closing shall occur is referred to in this Agreement as the “Closing Date”.

SECTION 4.2

Termination of Agreement

.  This Agreement may be terminated as follows:

(a)

by Sellers or Purchaser (by written notice to the other) if the Closing has not occurred on or before March 31, 2010 for any reason other than delay or nonperformance of the party seeking such termination;

(b)

if the Closing has not occurred within two (2) Business Days following the date on which all of the conditions set forth in Article VIII are satisfied (other than conditions that by their nature are to be satisfied at the Closing) or waived because of a party’s refusal to consummate the transactions contemplated hereby, then by written notice from the other party;

(c)

by mutual written consent of Sellers and Purchaser;

(d)

by Sellers or Purchaser (by written notice to the other) if there shall be in effect a final non-appealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(e)

by written notice from Purchaser to Sellers if (x) Purchaser is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement, and (y) any of the conditions set forth in Sections 8.1(a) or 8.1(b) is incapable of fulfillment, or if the breach giving rise to the failure of any such conditions to be satisfied is capable of being cured, such breach shall not have been cured within ten (10) days following receipt by Sellers of notice of such breach from Purchaser; or

(f)

by written notice from Sellers to Purchaser if (x) Seller is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement, and (y) any of the conditions set forth in Sections 8.2(a) or 8.2(b) is incapable of fulfillment, or if the breach giving rise to the failure of any such conditions to be satisfied is capable of being cured, such breach shall not have been cured within ten (10) days following receipt by Purchaser of notice of such breach from Sellers.

Exhibit 2.1

SECTION 4.3

Effect of Termination

.  In the event that this Agreement is validly terminated in accordance with Section 4.2, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to Purchaser or Sellers; provided, that (i) no such termination shall relieve any party hereto from liability for any willful breach of this Agreement and, provided, further, that the obligations of the parties set forth in Article X hereof shall survive any such termination and shall be enforceable hereunder, and (ii) no termination shall impair the right of any party to compel specific performance by any other party of its obligations under Article X (excluding Section 10.13) of this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers represent and warrant to Purchaser, jointly and severally, that, except as set forth in a below referenced Seller Disclosure Schedule:

SECTION 5.1

Organization and Good Standing

.  SOAdesk is a limited liability company and VTI is a corporation, each duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to own, operate, lease and otherwise hold the Assets and use and operate the Assets and Business as they are and it is now being used and operated, and is duly qualified or licensed to do business as a foreign entity in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be qualified or licensed or be in good standing would not have a Material Adverse Effect.  Neither Seller has any subsidiaries.

SECTION 5.2

Authorization

.  Each Seller has all requisite power and authority to own the Assets and operate the Business and execute and deliver this Agreement, the Ancillary Agreements and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by it in connection with the consummation of the transactions contemplated by this Agreement, and to perform fully its obligations hereunder and thereby.  The execution and delivery of this Agreement and the Ancillary Agreements by each Seller and the performance by each Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of such Seller and no other limited liability or other proceedings are required in connection with the execution, delivery and performance of this Agreement or any of the Ancillary Agreements.  This Agreement has been, and each of the Ancillary Agreements will be at or prior to the Closing, duly and validly executed and delivered by each Seller and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and the Ancillary Agreements when so executed and delivered will constitute, the legal, valid and binding obligations of each Seller, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

SECTION 5.3

Conflicts; Consents of Third Parties

.

Exhibit 2.1

(a)

None of the execution and delivery by a Seller of this Agreement or the Ancillary Agreements, the consummation of the transactions contemplated hereby or thereby, or compliance by a Seller with any of the provisions hereof or thereof will result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of acceleration, termination or cancellation of any obligation, modification of any right, or result in the creation of any Lien upon the Assets, or loss of any benefit under any provision of (i) the certificate of formation, operating agreement or any comparable organizational document of a Seller; (ii) any material Contract or Permit to which a Seller is a party or by which the Assets are bound; (iii) any Order applicable to a Seller or by which the Assets are bound; or (iv) any applicable Law.

(b)

No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person (under any Contract or otherwise) or Governmental Body is required on the part of a Seller in connection with the execution and delivery of this Agreement or the Ancillary Agreements or the compliance by a Seller with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby or thereby (the “Required Consents”).

SECTION 5.4

Real Property

.

(a)

Neither Seller owns any real property.

(b)

Schedule 2.1(n) sets forth a complete and accurate list of each parcel of Leased Real Property and the related Real Property Lease.  The Real Property Leases are in full force and effect and are valid, binding and enforceable against such of the Sellers as shall purport to be a party thereto and, to the Knowledge of Sellers, the other parties thereto in accordance with their respective terms.  VTI has a valid tenancy in, and the right to quiet enjoyment of, the Leased Real Property, and is in peaceful and undisturbed possession and occupancy under the Real Property Leases.  Neither Seller is a party to any sublease or other occupancy arrangement in respect of any part of the Leased Real Property, except that SOAdesk is a month-to-month tenant of VTI with respect to the Leased Real Property.  The Leased Real Property is suitable for the uses for which it is used by SOAdesk.

(c)

VTI has the right to assign to Purchaser its rights under the Real Property Lease pursuant to the assignment of lease in the form of Exhibit 5.4(c) (the “Lease Assignment”), and has obtained the requisite consent of its landlord and other Persons required with respect to such assignment.  The Lease Assignment will entitle Purchaser to quiet enjoyment of and peaceful and undisturbed occupancy of the Leased Real Property.

SECTION 5.5

Personal Property

.

(a)

Schedule 2.1(j) sets forth a complete and accurate list of all of the equipment and other items of tangible personal property and assets of Sellers other than items having a book or market value individually of less than $5,000 directly or indirectly used (or intended to be used) in or related to the Business.  All equipment and other items of tangible personal property and assets included in the Assets and used (or intended to be used) in the Business are in good operating condition free of all defects and in a state of good maintenance and repair, ordinary

Exhibit 2.1

wear and tear excepted, and are fit for use in accordance with the past practices of Sellers.  Sellers have good and valid title to all personal property, other than those set forth in Schedule 5.5, in each case free and clear of all Liens, except (i) such Liens as are set forth in Schedule 5.5 and (ii) Permitted Exceptions.

(b)

Schedule 2.1(o) sets forth a complete and accurate list of all leases by Seller of any item of personal property directly or indirectly used (or intended to be used) in or related to the Business.  The Personal Property Leases are in full force and effect and are valid, binding and enforceable against Sellers and, to the Knowledge of Sellers, the other parties thereto in accordance with their respective terms.

SECTION 5.6

Intellectual Property; Proprietary Rights; Software

.

(a)

(i) Schedule 2.1(b) sets forth a true and complete list of all Patent Rights of Sellers directly or indirectly used (or intended to be used) in or related to the Business, (ii) Schedule 2.1(c) sets forth a true and complete list of all Trademarks of Sellers directly or indirectly used (or intended to be used) in or related to the Business or the Products, and (iii) Schedule 5.6(a) sets forth a true and complete list of all registered Copyrights of Sellers directly or indirectly used (or intended to be used) in or related to the Business, in each case including all applications for the same and indicating the registered or other owner, expiration date and number, if any.    Section 5.6(a) also sets forth all Websites of or maintained by or for  Sellers directly or indirectly used (or intended to be used) in or related to the Business, and all assumed or fictitious names under which Seller or its Affiliates is or has ever conducted any of the Business.

(b)

Schedule 5.6(b) contains (i) a true and complete list of all Products and Software owned or purported to be owned by Sellers or any Affiliate for license to others and directly or indirectly used (or intended to be used) in or related to the Business (“Seller Software”), and all other Software published, marketed licensed from others, supported used or maintained by each Seller or any Affiliate directly or indirectly used (or intended to be used) in or related to the Business (the “Licensed Software”), and (ii) an accurate description of any Software code, in whatever form embodied, which are included in or with any of Seller Software or the Licensed Software and which requires the consent (whether subject to royalty or otherwise) of any Person other than a Seller or any Affiliate in order for any of the same to be sold, transferred, used, licensed, updated, enhanced or modified or integrated with other Software by a Seller, Purchaser, any Affiliate or any other Person; provided that Schedule 5.6(b) need not list Software licensed to a Seller or any Affiliate that are commercially available at minor cost to the general public and subject to customary “shrink-wrap” license agreements.

(c)

Schedule 5.6(c) contains a true and complete list of all Contracts, licenses, sublicenses, assignments and indemnities (other than customary end-user licenses and in-bound agreements for licensing of “off-the-shelf” software) which relate to the Proprietary Rights or the Products and to which any Seller is a party and directly or indirectly used (or intended to be used) in or related to the Business or by which the Business is bound (the “Proprietary Rights Agreements”).  True and complete copies of all of the Proprietary Rights Agreements have been made available to Purchaser.  All of the Proprietary Rights Agreements are in full force and effect (unless expired in accordance with their terms) and enforceable against a Seller and, to

Exhibit 2.1

Sellers’ Knowledge, the applicable counterparty in accordance with their terms, and there is no violation or default by a Seller and, to Sellers’ Knowledge, by the counterparties, under the Proprietary Rights Agreements.  No event has occurred or circumstance exists which with notice or lapse of time or both would constitute an event of default of a Seller, or give rise to a right of termination or cancellation of a Seller, or result in the loss or adverse modification of any right or benefit of a Seller under any of the Proprietary Rights Agreements, including, without limitation, the transactions contemplated by this Agreement.  No party to any Proprietary Rights Agreement has given a Seller written notice of any material breach or default under any thereof.  No amount payable or reserved under any Proprietary Rights Agreement has been assigned by a Seller and, no claim of offset or defense to payment of any amount under a Proprietary Rights Agreement has been asserted against a Seller.

(d)

Except as specifically disclosed in Schedules 5.6(a), (b), and (c) hereto, Sellers either:  (i) own all the Proprietary Rights and Seller Software, or (ii) have the perpetual, royalty-free and unrestricted right to use the same anywhere in the world and in any medium, platform or language in each case free and clear of any Liens, and no part of the Proprietary Rights or Seller Software, including without limitation any Source Code, is subject to or held in escrow or in any third party’s possession.

(e)

Except as set forth on Schedule 5.6(e), (i) all registrations for Patent Rights, Copyrights and Trademarks required to be identified pursuant to Section 5.6(a) are valid and in force, and all applications to register any Patent Rights or unregistered Copyrights and Trademarks so identified are pending and in good standing, all without challenge of any kind, and (ii) Sellers have the sole and exclusive right to bring actions for infringement or unauthorized use of any of the Proprietary Rights, and, to the Knowledge of Sellers, there is no material basis for any such action.  Correct and complete copies of:  (x) registrations for all Patent Rights and registered Copyrights and Trademarks identified in Schedule 5.6(a), and (y) all pending applications to register unregistered Copyrights and Trademarks required to be identified pursuant to Section 5.6(a) have heretofore been delivered or made available by Sellers to Purchaser.  Schedule 5.6(e) sets forth a list of all actions that are required to be taken by Sellers or Purchaser within 120 days of the Closing Date with respect to any of the Proprietary Rights (including any required filings, registrations, fees or other required payments) in order to avoid prejudice to, or impairment or abandonment of, such Proprietary Rights.

(f)

Except as disclosed in Schedule 5.6(f), to Sellers’ Knowledge, no infringement of any Intellectual Property, or rights thereto of any other Person has occurred or results in any way by a Seller or from any aspect of the Products or the Business.  Except as disclosed in Schedule 5.6(f), no Seller has received written notice of any claim against a Seller, any Affiliate or any predecessor owner of the Business that any of the Products, Programs, or the Assets of or marketed or used by a Seller or any aspect of the Business infringes any Intellectual Property or rights thereto of any other Person.

(g)

Except as disclosed in Schedule 5.6(g) hereto, there has been no publication or distribution or delivery by a Seller or, to Sellers’ Knowledge, any other Person of any of the Source Code of any of the Seller Software that could in any way affect the right of a Seller or any Affiliate to seek, assert or enforce copyright or trade secret protection for such Seller Software. With respect to the Contracts pertaining to any Seller Software entered into by or

Exhibit 2.1

binding upon a Seller or any Affiliate, each Seller and such Affiliate has licensed the Seller Software and not sold any thereof, thus retaining all ownership of the underlying software, and no exclusive license, nor any other license other than non-exclusive licenses to end-users in the Ordinary Course of Business and on customary terms and conditions, has been granted in respect to any of the Products or the Seller Software.

(h)

Except as disclosed in Schedule 5.6(h), (i) Sellers have the exclusive right to develop, publish, market, license and sell all of the Seller Software, (ii) no Person other than Sellers may develop, publish, market, license or sell all or any part of the Seller Software without the prior consent of Sellers (exercisable in its sole discretion) and Sellers have not given any such consent, and (iii) Sellers own all right, title and interest in and to the Seller Software and the exclusive right to apply for copyright and patent protection therefor.

(i)

Except as disclosed in Schedule 5.6(i), neither Seller is a party to or bound by any Contract or understanding relating to or which is reasonably likely to interfere with the full exploitation of any rights or property by Purchaser or which restricts its right to enter into this Agreement or to perform in accordance herewith.  Neither Seller has entered into any agreement which involves the publication, development, manufacture, license or marketing of any computer software or product in competition with, or which competes or is reasonably likely to compete with, any of the Seller Software.

(j)

Sellers have, and on the Closing Date Purchaser will have, the right to use all Proprietary Rights in the manner used by Sellers.  Sellers have no Knowledge of any infringement or unlawful, unauthorized or conflicting use of any of the Proprietary Rights.

(k)

Except as disclosed in Schedule 5.6(k), Sellers own or possess the perpetual, world-wide, royalty-free, fully assignable right to (i) operate each Web Site as presently conducted, and (ii) use, display, perform, publish, disseminate, transmit and distribute the content and other information displayed, published, performed, disseminated, transmitted or distributed by a Seller on or through each Web Site and to disseminate, transmit, distribute, market, sell or license the information, products and services disseminated, transmitted, marketed, sold or licensed on or through each Web Site.

(l)

No transaction heretofore engaged in by a Seller has, and none of the transactions contemplated by this Agreement will, require or obligate a Seller to provide, sell, license, assign or transfer any Products, Source Code or Proprietary Rights to any Person.

(m)

No Person who has performed services in connection with the development and/or enhancement of any of the Seller Software, or any other Proprietary Rights, whether as employee, consultant or as independent contractor, nor any other past or present employee of a Seller or any Affiliate, holds any proprietary or other ownership rights with respect to Seller Software.  Except as disclosed in Schedule 5.6(m), each employee, agent, consultant or contractor who has contributed to or participated in the creation or development of any Seller Software or any copyrightable, patentable or trade secret material on behalf of a Seller or any predecessor in interest thereto either:  (i) is a party to a “work-for-hire” agreement under which Seller is deemed to be the original owner/author of all property rights therein; or (ii) has executed

Exhibit 2.1

an enforceable assignment in favor of such Seller (or such predecessor in interest, as applicable) of all right, title and interest in all of the same.

(n)

Except as disclosed in Schedule 5.6(n), (i) neither Seller is aware of any claim under or purporting to be covered by any warranty coverage, express or implied, afforded to any licensee or user of any Seller Software or Products or alleging any error, omission or failure to perform, and (ii) to Sellers’ Knowledge, there are no significant recurring defects or bugs, or any computer virus, trojan horse, worm or destructive code, in any of the Seller Software or Products except as indicated in said Schedule 5.6(n).  Sellers have made available to Purchaser copies of all standard warranty Contracts entered into by a Seller in the Ordinary Course of Business.

(o)

Except as indicated in Schedule 5.6(o), each Seller has complied in all material respects with all applicable Laws relating to, and all rules, policies and procedures established by a Seller from time to time with respect to, privacy, data protection and the collection and use of personally identifiable information and user information gathered or accessed in the course of its operations, and no claim alleging a violation of any Person’s privacy, personal or confidentiality rights under any of such Laws, policies or procedures has been asserted or, to the Knowledge of any Seller, threatened against a Seller or the Business.

(p)

No Seller Software or Product has been distributed in whole or in part or used, or is combined or integrated with, of is required by a Seller to be used in conjunction with, any Public Software (as hereinafter defined) in a manner which would require that such Seller Software or Product be disclosed or distributed in source code form or made available at no charge.  Except as set forth on Schedule 5.6(p), no Public Software constitutes a portion of any Seller Software or Product.  Each Seller has complied with all of the material terms of any Contract, license or other agreement governing the use of Public Software.  “Public Software” means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models.

(q)

Each Seller has established in accordance with general industry standards data back-up procedures which are complied with, and hardware back-up and disaster prevention facilities which are suitable, to minimize the effects on Sellers of human error or other circumstances resulting in computer hardware, software or data failure.  No Source Code is held or stored off-site of the Leased Real Property.

(r)

All technical information developed by and belonging to a Seller has been kept confidential, except where the failure to keep such information confidential will have a Material Adverse Effect.

(s)

Neither Seller believes it is or will be necessary for Purchaser to utilize any inventions, trade secrets or proprietary information of any of a Seller’s former or current employees made prior to their employment by a Seller, except for inventions, trade secrets or proprietary information that have been assigned to Seller.

SECTION 5.7

Sufficiency

.  Except as set forth on Schedule 5.7 and except for the Excluded Assets, the Assets constitute all of the assets, properties, interests and

Exhibit 2.1

rights used in, or held for use in, the Business during the twelve (12) month period preceding the date hereof (subject to any dispositions or acquisitions permitted by Section 7.2) and are sufficient for Purchaser to conduct the Business from and after the Closing Date without interruption and in the Ordinary Course of Business, as it has been conducted by Sellers prior to Closing.

SECTION 5.8

Material Contracts; Assumed Contracts

.

(a)

Except for Contracts set forth on Schedule 5.8(a), Proprietary Rights Agreements set forth on Schedule 5.6(c) or Contracts entered into after the date hereof in accordance with Section 7.2 (collectively, the “Material Contracts”), neither Seller is a party to or bound by any of the following directly or indirectly used (or intended to be used) in or related to the Business:

(i)

any Contract or commitment to pay or receive any royalty, license or management fees;

(ii)

any Internet or Website-related Contracts;

(iii)

any Contract providing for capital expenditures in excess of $10,000;

(iv)

any loan or advance to, or investment in, any Person or any Contract relating to the making of any such loan, advance or investment, other than travel and other business expenses to employees in the Ordinary Course of Business, or any Contract evidencing Indebtedness of a Seller;

(v)

any Contract for research or development with respect to Software or other Intellectual Property;

(vi)

any Contract involving the lease or other occupancy of real property;

(vii)

any Contract containing covenants which limit or restrict (or purport to limit or restrict) the ability of a Seller to operate the Business or any other trade or business in any geographic area, or which contain a covenant binding (or purporting to be binding) upon a Seller or, from and after the Closing, Purchaser or any of its Affiliates not to compete in the conduct or operation of the Business or any other trade or business (including non-competition, exclusive dealing, and customer non-solicitation agreements);

(viii)

any Contract establishing a joint venture or partnership;

(ix)

any Contract which is an Asset;

(x)

any Contract relating to sales agency, supply, broker, purchase, distribution, sales representation, advertising, promotional, support, maintenance, outsourcing, manufacture and fulfillment agreements or franchises, to which a Seller is a party or by which a Seller is bound, other than (B) customary end-user licenses providing for, in any single case or series of related cases involving the same or affiliated customers, payment of not more than $10,000 over the life or lives thereof, and (C) Contracts entered into in the Ordinary Course of Business on customary terms and conditions which are (and will be) terminable by a Seller (and

Exhibit 2.1

after the Closing Purchaser) on less than 60 days’ notice without any penalty or consideration and involving payments or receipts during the entire life of such contract of less than $10,000 in the case of any single contract but not more than $50,000 in the aggregate; and

(xi)

any other Contract which is material to the Business entered into outside of the Ordinary Course of Business.

(b)

Seller has made available to Purchaser true, correct and complete copies of each Material Contract.

(c)

All Assumed Contracts are enforceable in accordance with their terms against such Seller as shall be or purport to be a party thereto and, to the Knowledge of Sellers, the other parties thereto, in each case subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).  Neither Seller is (with or without the lapse of time or the giving of notice, or both) in material breach of any Assumed Contract and, to the Knowledge of Sellers, no other party to any Assumed Contract is (with or without the lapse of time or the giving of notice, or both) in material breach thereunder.

SECTION 5.9

Labor and Employment; Employee Benefits

.

(a)

Schedule 5.9(a) lists all of the employees employed in, and independent consultants retained by, or seconded, loaned out or leased to, a Seller and directly or indirectly providing services for or to the Programs or Business, and sets forth the name and current annual salary and other compensation payable by Sellers or any of their Affiliates to each such employee and consultant (including, but not limited to, wages, salary, commissions, normal bonus, profit sharing, deferred compensation and other extra compensation) for the annual period ended December 31, 2008 and the approximate amount expected to be received by such employee or consultant for the annual period ended December 31, 2009.  Except as set forth on Schedule 5.9, neither Seller has any Knowledge that any employee, independent consultant of a Seller or seconded, loaned out or leased person intends to terminate employment with or retention by such Seller prior to the Closing Date, intends not to accept employment or engagement with Purchaser on the Closing Date or intends to terminate employment or retention with Purchaser within 12 months following the Closing Date.

(b)

Each Seller is and has been in compliance in all material respects with all applicable laws and regulations respecting employment, termination of employment, discrimination in employment, terms and conditions of employment, wages, hours, and occupational safety and health and employment practices, and has not engaged in any unfair labor practice.

(c)

Except as set forth on Schedule 5.9(c) or Schedule 5.8(a)(x), neither Seller has any employment contract with any employee, consulting agreement with any independent contractor or second, loan-out or lease with respect to any employee or consultant.  A true,

Exhibit 2.1

correct and complete copy of each such employment agreement, consulting agreement or second, loan-out or lease agreement to which a Seller is a party has been made available to Purchaser.

(d)

Neither Seller is a party to any collective bargaining agreement with respect to employees, and no collective bargaining agreement is currently being negotiated by a Seller.  No one has petitioned within the last five (5) years, and no one is now petitioning, for union representation of any of the employees of a Seller.  There are no (i) strikes, work stoppages, work slowdowns or lockouts pending or, to the Knowledge of Sellers, threatened against or involving Seller with respect to employees or (ii)  union organization campaigns or disputes concerning representation with respect to employees pending or, to the Knowledge of Sellers, threatened.  Neither Seller has experienced any labor dispute-related work stoppage during the last five (5) years

(e)

Schedule 5.9(e) sets forth a true, correct and complete list of each pension, retirement, savings, profit-sharing, deferred compensation, incentive, severance, termination, reemployment assistance, stock ownership, stock purchase, stock option, performance, bonus, incentive, vacation or holiday pay, hospitalization or other medical, vision, dental and other health insurance plans, all life, disability or other insurance plans or arrangements or commitments and all other welfare, benefit, or fringe benefit plans, policies, trusts, understandings or arrangements of any kind, and each sick pay, personal day, education, and other welfare, benefit and fringe benefit plans, policies, trusts, understandings, agreements, arrangements and commitments of any kind, to which a Seller is a party or bound and which cover or relate to any present or former officer, director, employee or consultant of a Seller directly or indirectly providing services for the Programs or to the Business.  No such employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any other plan, program, agreement or arrangement, whether qualified under applicable Law or not, sponsored, maintained (or contributed to or required to be contributed to) or entered into by a Seller for the benefit of any present or former officer, director, employee or consultant of a Seller or individual otherwise providing services to the Business, is a defined benefit plan.  Each of the arrangements set forth on Schedule 5.9(e) is herein referred to as an “Employee Benefit Plan”.

(f)

To Sellers’ Knowledge, each Employee Benefit Plan conforms to, and the administration thereof is in material compliance with, its terms and all applicable Laws, including (if applicable) to ERISA, and the Code.  All contributions required, by Law or by contract, to be made to any Employee Benefit Plan for any plan year prior to the Closing Date, or other period on the basis of which contributions are required, have been made.  All amounts required to be contributed by Sellers or which may accrue in respect of any period prior to Closing under any Employee Benefit Plan will have been made on or prior to the Closing Date or will be accrued on the Final Closing Statement.  Neither Seller has any liability or obligation with respect to any Employee Benefit Plan or any trust related thereto that may have been terminated prior to the date hereof or prior to the Closing.

(g)

Each Seller has made available to Purchaser true, correct and complete copies of:  (i) the text or a reasonable summary of all Employee Benefit Plans, all amendments thereto, all current summary plan descriptions, summaries of material modifications related to any Employee Benefit Plan; (ii) any trust or other funding agreements; (iii) all contracts relating to

Exhibit 2.1

any Employee Benefit Plans, including insurance contracts, investment management agreements, and recordkeeping agreements; and (iv) the annual reports (Form 5500 Series), if required under ERISA, for each of the last three years.

(h)

With respect to Employee Benefit Plans:  (i) each Employee Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has been determined by the IRS to be qualified (or, alternatively, if such Employee Benefit Plan is maintained pursuant to the adoption of a master or prototype plan document, the National Office of the IRS has issued an opinion letter to the effect that the form of the master or prototype plan document is acceptable for the implementation of a qualified retirement plan), and nothing has occurred since the date of any such determination or opinion letter that could reasonably be expected to give the IRS grounds to revoke such determination or to conclude that the Employee Benefit Plan is not qualified under Section 401(a) of the Code; (ii) no liability under Title IV of ERISA has been incurred and no condition exists that presents a risk of Seller or any Affiliate thereof incurring any liability under Title IV of ERISA; and (iii) neither a Seller nor any Affiliate thereof, nor any Employee Benefit Plan or any trust created thereunder, nor any trustee or administrator has engaged in any transaction (for which a statutory or regulatory exemption is not available) in connection with which a Seller or any Affiliate thereof would be subject to a civil penalty assessed pursuant to Section 409 or 502 of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

(i)

Except for ordinary course claims for benefits, there are no claims, appeals of claims (including litigation), involving any Employee Benefit Plan presently asserted or, to Seller’s Knowledge, which may be asserted with respect to benefits under any Employee Benefit Plan.

(j)

Neither the operation or administration of any Employee Benefit Plan, nor execution or delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, will (with or without the giving of notice or the passage of time or both) conflict with or result in a breach of or permit the termination of or require a payment under any Employee Benefit Plan, or result in a Seller incurring or suffering any Loss or other liability (including liability for severance pay, unemployment compensation, termination pay or any other payment, or withdrawal liability) or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee or their beneficiaries under any Employee Benefit Plan.

SECTION 5.10

Litigation

.  There are no (a) investigations by a Governmental Body pending or, to the Knowledge of Sellers, threatened against a Seller, the Assets or the Business or (b) Legal Proceedings or Orders entered by, involving, pending against or, to the Knowledge of Sellers, threatened, against a Seller, the Assets or the Business.

SECTION 5.11

Compliance with Laws; Permits

.

(a)

Each Seller is, and at all times in the past two (2) years has been, in material compliance with all Laws, including those applicable to the ownership and operation of the Products and the Business.

Exhibit 2.1

(b)

Each Seller currently has all Permits which are required for its use and operation of the Products and the Business as presently used and operated, a complete and correct list of which is set forth on Schedule 5.11(b).  Each Permit has been duly obtained and is valid and in full force and effect, and is not subject to any pending or, to the Knowledge of Sellers, threatened Legal Proceeding to revoke, cancel, suspend or declare invalid such Permit in any respect.  Neither Seller is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of any material Permit set forth on Schedule 5.11(b).

(c)

Neither Seller has received within the past two (2) years any written notice from a Governmental Body that it or the operation of the Business is in violation of any such Laws or authorizations of any Governmental Body.

SECTION 5.12

Environmental Matters

.

(a)

Other than in compliance with applicable Environmental Laws, neither Seller has caused, arranged or allowed, or contracted with any party for, the transportation, treatment, storage or disposal of any Hazardous Material at or on any of the Leased Real Property.  To the Knowledge of Sellers, no Hazardous Material has been released into the environment on or from any of the Leased Real Property and which is required under applicable Environmental Laws to be abated or remediated by a Seller.  Each Seller has obtained all material Environmental Permits required under all applicable Environmental Laws in relation to the Assets and the Business.

(b)

The Assets, the Business and, to the Knowledge of Sellers, the Leased Real Property, are in compliance in all material respects with all applicable Environmental Laws and Environmental Permits, and no conditions exists and no claims have been made or, to the Knowledge of Sellers, are threatened, that could reasonably be expected to result in the imposition of an Environmental Liability or Losses relating to the Business.

SECTION 5.13

Insurance

.  Each Seller maintains policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are necessary for the operation of the Business insuring against risks of the kind customarily insured against.  All such policies are in full force and effect and all premiums due and payable thereon have been paid.

SECTION 5.14

No Questionable Payments

.  Neither a Seller nor any director, officer, agent, employee or other Person associated with or acting on behalf of a Seller has:  used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

SECTION 5.15

Major Customers and Distributors

.  Schedule 5.15 sets forth (i) the ten (10) largest customers of the Business based on 2009 sales (the “Major Customers”) and (ii) the ten (10) largest distributors, value-added resellers or OEMs for the Products based on 2009 sales (the “Major Distributors”).  Except as set forth on Schedule 5.15,

Exhibit 2.1

neither any of the Major Customers nor any of the Major Distributors has terminated, or threatened to terminate, its relationship with the Business.

SECTION 5.16

Brokers, Finders and Investment Bankers

.  Neither Seller, nor any officer, director or employee of a Seller, nor any Affiliate of a Seller, nor any member or stockholder of a Seller has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders’ fees in connection with the transactions contemplated hereby.

SECTION 5.17

Financial Information

.

(a)

SOAdesk has delivered to Purchaser true and complete copies of its unaudited consolidated balance sheets and related statements of income and cash flow as at and for the fiscal years ended December 31, 2007 and December 31, 2008, and the unaudited consolidated balance sheets and related statements of income and cash flow of SOAdesk as at and for the nine (9) month period ended September 30, 2009 (such unaudited financial statements being collectively, the “Financial Statements”).  Except as set forth on Schedule 5.17(a), all of the Financial Statements have been prepared from the financial records of SOAdesk in accordance with GAAP, consistently applied and maintained throughout the periods indicated, and fairly present in all material respects the financial condition of SOAdesk, as at their respective dates and the results of operations of SOAdesk, for the periods covered thereby, subject, in the case of such interim statements, to normal year-end adjustments (the effect of which, individually or in the aggregate, will not be material) and the absence of footnotes.

(b)

Except as and to the extent set forth or reserved against in the Financial Statements, SOAdesk (i) has no any liabilities or obligations of any nature whatsoever, whether absolute, accrued, contingent or otherwise, required by GAAP to be set forth in a balance sheet or the notes thereto prepared in accordance with GAAP except those incurred in the Ordinary Course of Business after September 30, 2009, and (ii) has no off-balance-sheet arrangements, except in each such case for liabilities, obligations or arrangements which would not, individually or in the aggregate, give rise to a Material Adverse Effect.

(c)

SOAdesk maintains an adequate system of internal accounting controls.

(d)

The Financial Statements do not contain any items of nonrecurring income or any other material income not earned in the Ordinary Course of Business except as expressly specified therein or that GAAP would require to be listed as separate line items.

(e)

Except as indicated in Schedule 5.17(e), none of the obligations or liabilities of  SOAdesk or the Business is guaranteed by any other Person, nor has SOAdesk or the Business guaranteed any of the obligations or liabilities of any other Person.

(f)

There are no transactions relating to the Business reflected on any financial statements or books and records of VTI.

SECTION 5.18

Accounts Receivable.

 Except as set forth on Schedule 5.18, all accounts receivable of SOAdesk, whether reflected on the Financial Statements or otherwise, (i) represent actual amounts actually incurred and owed by the

Exhibit 2.1

applicable account debtors, (ii) arose from bona fide transactions in the Ordinary Course of Business, and (iii) are due and owing to SOAdesk without defense, counterclaim or set-off, and without dispute in any respect.

SECTION 5.19

Inventory.

 Except as set forth on Schedule 5.19, all inventory (including inventory ordered but not yet received) of a Seller consists of items of a quality usable or saleable in the Ordinary Course of Business and is in quantities reasonably sufficient for the Business and Purchaser to operate in the Ordinary Course of Business following the Closing.  Each Seller maintains policies, practices and procedures with respect to the adequate safeguard and security of all such inventory.

SECTION 5.20

Absence of Material Changes

.  Since December 31, 2008, except to the extent as set forth in Schedule 5.20, there has not been any:

(a)

Material Adverse Effect;

(b)

damage, destruction or condemnation (whether or not covered by insurance) of any Asset resulting in a loss, individually or in the aggregate, in excess of $10,000;

(c)

sale, lease, license, abandonment or other disposition by a Seller of any Assets, except for non-exclusive licenses of Products in the Ordinary Course of Business;

(d)

increase or enhancement of the compensation or benefits of employees other than in the Ordinary Course of Business;

(e)

Liens, other than Permitted Exceptions, placed on any of the Assets;

(f)

sales to customers in higher or accelerated amounts compared with prior periods, other than normal increases in volume through growth in demand;

(g)

material change in the practices of a Seller in the operation of the Business or its method of accounting or accounting practice;

(h)

termination (other than at its stated expiry date), amendment in any material respect, suspension, cancellation or failure to renew any Material Contract;

(i)

write off as uncollectible, or establishment of an extraordinary reserve with respect to, any account receivable or other Indebtedness;

(j)

release or waiver of any material right or claim;

(k)

incurrence or assumption of any liability, other than accounts payable and other liabilities incurred by a Seller in bona fide transactions in the Ordinary Course of Business; or

(l)

entry into or agreement or commitment to enter into any agreement or transaction not in the Ordinary Course of Business.

Exhibit 2.1

SECTION 5.21

Transactions with Affiliates; Sharing of Assets, Continuity of Operations

.

(a)

Other than as set forth in Schedule 5.21, neither a Seller nor any director, officer, stockholder or other Affiliate of a Seller will, immediately following the Closing:

(i)

own or control, or have any interest in, any asset or right directly or indirectly used (or intended to be used) in or related to the Business, or be a party to any Assumed Contract, other than the Licensed Materials;

(ii)

have any material contractual or other claim, express or implied, of any kind whatsoever against or in respect of the Business (except with respect to the Executive Employment Agreements); or

(iii)

be engaged in any transaction with any Major Customer or Major Supplier.

(b)

None of the Excluded Assets are directly or indirectly used (or intended to be used) in or related to the conduct of the Business as historically conducted.  Except as set forth on Schedule 5.21(b), there are no assets, rights or services provided to a Seller prior to the Closing which are necessary for the continued conduct of the Business following the Closing in substantially the same manner.

SECTION 5.22

Records.

 The books and records of each Seller relating to the Business and the Assets are and have been prepared in the Ordinary Course of Business and appropriately reflect the operations and transactions thereof in all material respects, and there has been no transaction involving any of the Business or Assets which properly should have been set forth therein and which has not been accurately so set forth.

SECTION 5.23

Taxes.

(a)

All Tax Returns due to have been filed by each Seller in accordance with all applicable Laws have been duly filed and are true, correct and complete in all material respects.  Any Tax required to have been withheld or collected by a Seller has been duly withheld and collected, and (to the extent required) each such Tax has been paid to the appropriate Governmental Body.

(b)

All Taxes, deposits and other payments for which a Seller has liability (whether or not shown on any Tax Return) have been timely paid in full or are accrued in full as liabilities for Taxes on the books and records of such Seller, and to the extent pertaining to any period covered by any of the Financial Statements, on the applicable Financial Statements.

(c)

Except for Permitted Exceptions, there are no Liens for Taxes with respect to any of the Assets or the Products, nor is there any such Lien that is pending or, to the Knowledge of Sellers, threatened.

(d)

Neither Seller has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code.  There is no agreement, plan, arrangement or other

Exhibit 2.1

Contract covering any of a Seller’s employees that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code.  Each Seller has delivered to Purchaser accurate and complete copies of all Tax Returns that have been filed on behalf of or with respect to such Seller, and the information contained in such Tax Returns is accurate and complete in all material respects.  Schedule 5.23(d) accurately identifies each examination or audit of any Tax Return of each Seller.  Schedule 5.23(d) contains a complete and accurate list of states, territories and jurisdictions (whether foreign or domestic) in which each Seller is required to file Tax Returns.

SECTION 5.24

Sale of Products.

 Each Product that has been sold by or on behalf of a Seller to any Person and warranted by a Seller conformed and complied in all material respects with the terms and requirements of any applicable warranty of such Seller.  Each Product that has been sold and warranted by a Seller to any Person conformed and complied in all material respects with the terms and requirements of all applicable Law.  Neither Seller will incur or otherwise become subject to any liability arising directly or indirectly from any Product manufactured or sold by or on behalf of a Seller on or at any time prior to the Closing Date, other than bugs, fixes and warranty claims in the Ordinary Course of Business.  To Sellers’ Knowledge, no product manufactured or sold by or on behalf of a Seller has at the time of such sale been the subject of any recall or other similar action.

SECTION 5.25

Performance of Services

.  All services that have been required to be performed by or on behalf of a Seller were performed in accordance with customary industry standards in all material respects and with all applicable Laws.  Purchaser will not incur or otherwise become subject to any liability arising directly or indirectly from any services performed by a Seller, except to the extent of a Seller’s warranty covering such services.  There is no claim pending or, to Sellers’ Knowledge, threatened against a Seller relating to any services performed by or on behalf of Seller, other than requests for additions and changes and in connection with bugs, errors and system problems, in each case within normal industry standards.

SECTION 5.26

Purchase Entirely for Own Account.

 The shares of Purchaser Common Stock and the Notes, and any shares of Series B Preferred Stock, issuable hereunder are being acquired by SOAdesk for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and SOAdesk has no present intention of selling, granting any participation in, or otherwise distributing the same.

SECTION 5.27

Disclosure of Information.

 Each Seller has had an opportunity to discuss Purchaser’s business, management, financial affairs and the terms and conditions of the offering of the shares of Purchaser Common Stock, the Series B Preferred Stock and the Notes with Purchaser’s management, has had an opportunity to review Purchaser’s facilities and Products, and has had an opportunity to review Purchaser’s public filings under federal securities Laws at www.sec.gov.  In addition to the foregoing, each Seller acknowledges that it has had the opportunity to review and consider this Agreement and the provisions, terms and effects hereof with tax and financial advisors of its choosing and that neither Purchaser nor any Person employed by or representing or advising Purchaser has made any representations, warranties or assurances of any kind to such Seller (other than those set forth in this Agreement

Exhibit 2.1

regarding the potential tax, financial or legal implications of this Agreement or any of the transactions or other agreements provided for herein or connected herewith.

SECTION 5.28

Restricted Securities.

 Each Seller understands that the shares of Purchaser Common Stock, Series B Preferred Stock and the Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the representations and warranties of Seller as expressed herein.  Sellers understand that the shares of Purchaser Common Stock, Series B Preferred Stock and the Notes are “restricted securities” under applicable U.S. federal and state securities Laws and that, pursuant to these Laws, Sellers must hold such securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Sellers acknowledge that Purchaser has no obligation to register or qualify the shares of Purchaser Common Stock, Series B Preferred Stock and the Notes for resale.  Sellers further acknowledge that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the securities, and on requirements relating to Purchaser which are outside of the control of Sellers, and which Purchaser is under no obligation and may not be able to satisfy.

SECTION 5.29

Legend

.  Each Seller understands that the securities issuable hereunder and any securities issued in respect of or exchange for such securities, if applicable, may bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE ISSUER IN ITS SOLE DISCRETION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

SECTION 5.30

Full Disclosure

.  Neither this Agreement nor any of Ancillary Agreements, the information set forth in the Disclosure Schedule, and all other information regarding a Seller and their business, condition, assets, liabilities, operations, financial performance and net income delivered or to be delivered by a Seller in connection with the transactions contemplated in this Agreement, in the aggregate and to Sellers’ Knowledge, contains any untrue statement relating to the Assets or omits to state any material fact relating to the Assets necessary to make any of the representations, warranties or other statements or information contained therein, in light of the circumstances under which they were made, not misleading.

Exhibit 2.1

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Sellers that:

SECTION 6.1

Organization and Good Standing

.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to own, operate, lease and otherwise hold its assets and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business as a foreign corporation in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be qualified or licensed would not have a Purchaser Material Adverse Effect.

SECTION 6.2

Authorization of Agreement

.  Purchaser has all requisite corporate power and authority to execute and deliver this Agreement, the Ancillary Agreements and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby, including the Ancillary Agreements, and to perform fully its obligations hereby and thereby.  The execution, delivery and performance by Purchaser of this Agreement and each Ancillary Agreement has been duly authorized by all necessary corporate action on behalf of Purchaser.  This Agreement has been, and each Ancillary Agreement will be at or prior to the Closing, duly executed and delivered by Purchaser, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Ancillary Agreement when so executed and delivered will constitute, the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

SECTION 6.3

Conflicts; Consents of Third Parties.

(a)

None of the execution and delivery by Purchaser of this Agreement or the Ancillary Agreements, the consummation of the transactions contemplated hereby or thereby, or compliance by Purchaser with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the certificate of incorporation and bylaws of Purchaser; (ii) any material Contract or Permit to which Purchaser is a party or by which any of the properties or assets of Purchaser are bound; (iii) any Order applicable to Purchaser or by which any of the properties or assets of Purchaser are bound; or (iv) any applicable Law.

(b)

No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of

Exhibit 2.1

Purchaser in connection with the execution and delivery of this Agreement or the Ancillary Agreements or the compliance by Purchaser with any of the provisions hereof or thereof.

SECTION 6.4

Litigation

.  There are no Legal Proceedings pending or, to the knowledge of Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.

SECTION 6.5

Brokers, Finders and Investment Bankers

.  Neither Purchaser, nor any officer, member, director or employee of Purchaser, nor any Affiliate of Purchaser, nor any stockholder of Purchaser has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders’ fees in connection with the transactions contemplated hereby.

SECTION 6.6

Capital Structure.

(a)

As of October 31, 2009, the authorized capital stock of Purchaser consists of (i) 215,000,000 shares of Purchaser Common Stock par value $0.001 per share and (ii) 10,000,000 shares of Preferred Stock, par value $0.001 per share, of Purchaser (“Purchaser Preferred Stock”).  As of October 31, 2009, (i) 47,098,185 shares of Purchaser Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, and (ii) 4,713,873 shares of Purchaser Common Stock were reserved for future issuance pursuant to outstanding, unexercised options or warrants to purchase Purchaser Common Stock.  As of October 31, 2009, 1,543.6 shares of Series A-1 Purchaser Preferred Stock were issued and outstanding.  As of October 31, 2009, no other shares were outstanding or subject to options, warrants, or other rights to purchase, and since October 31, 2009 no other shares have been issued other than (i) shares issued upon the exercise of options in the ordinary course and (ii) shares of Series B Preferred Stock and warrants issued in connection therewith.

(b)

As of October 31, 2009, except for outstanding options and warrants referred to in clauses (ii) and (iii) of the second sentence of subsection (a) above and otherwise as disclosed in the Purchaser SEC Reports (as defined below), there were no outstanding options, warrants, or other agreements relating to the issuance of capital stock of Purchaser or obligating Purchaser to issue or sell any shares of its capital stock.

SECTION 6.7

SEC Filings; Financial Statements.

(a)

At all times since January 1, 2006, Purchaser has been subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934 and has filed all forms, reports, exhibits and schedules required to be filed by it with the Securities and Exchange Commission (the “SEC”) through the date hereof (collectively, the “Purchaser SEC Reports”).  As of the respective dates they were filed (and if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), (i) the Purchaser SEC Reports complied in all material respects with the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934, as the case may be, and (ii) none of the Purchaser SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated

Exhibit 2.1

therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b)

Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Purchaser SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q or 8-K promulgated by the SEC) and each presented fairly, in all material respects, the consolidated financial position of Purchaser and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material).

SECTION 6.8

Valid Issuance of Shares

.  The shares of Purchaser Common Stock and any shares of Series B Preferred Stock to be issued pursuant to this Agreement will, when issued, be duly authorized, validly issued, fully paid and non-assessable.

SECTION 6.9

Not a Shell Company

.  Purchaser is not and has not at any time previously been an issuer described in paragraph (i)(1)(i) of Rule 144 of the SEC.

ARTICLE VII
COVENANTS

SECTION 7.1

No Solicitation of Transactions

.  Until the earlier of the Closing or the termination of this Agreement pursuant to Section 4.2, neither Seller shall, directly or indirectly, through any stockholder, member, officer, director, manager, professional advisor or agent of any of them or otherwise, initiate, solicit or encourage (including by way of furnishing non-public information or assistance), or enter into discussions or negotiations of any type, directly or indirectly, or enter into a confidentiality agreement, letter of intent or other similar Contract with any Person other than Purchaser with respect to a sale of all or any substantial portion of a Seller, the Business or the Assets, any joint venture, any sale of equity ownership of a Seller or any other business arrangement, amalgamation, merger or otherwise (an “Acquisition Transaction”).  Each Seller shall, and shall cause each of its stockholders, members, officers, directors, managers and agents to, immediately discontinue any ongoing discussions or negotiations with any Person (other than Purchaser) relating to a possible Acquisition Transaction.

SECTION 7.2

Conduct of the Business Pending the Closing

.

(a)

Prior to the Closing, except as required by applicable Law, as otherwise contemplated by this Agreement or with the prior written consent of Purchaser, each Seller shall operate only in the Ordinary Course of Business and shall use its commercially reasonable best efforts to maintain satisfactory relationships with suppliers, customers and others having material business relationships with it in respect of the Business.

(b)

Without limiting the generality of the foregoing, except as required by applicable Law, as otherwise contemplated by this Agreement or with the prior written consent of Purchaser, neither Seller shall:

Exhibit 2.1

(i)

subject any of the Assets to any Lien, except for Permitted Exceptions;

(ii)

dispose of or permit to lapse any ownership and/or right to the use of any Proprietary Rights or other Intellectual Property or enter into any Contract relating to the research, development or license of any Intellectual Property;

(iii)

enter into any collective bargaining agreement with respect to Seller’s employees or increase or enhance the compensation or benefits of employees other than in the Ordinary Course of Business;

(iv)

sell, transfer, lease or license any of the Assets to any Person except in the Ordinary Course of Business;

(v)

enter into any new Contract, renew, extend or modify any existing Contract, terminate or fail to renew any existing Contract, in each case  relating to the Business or the Products;

(vi)

fail to maintain insurance coverage for the Business at levels consistent with presently existing levels;

(vii)

market or distribute Products at prices at a material discount to Seller’s historical pricing for such marketing and distribution of Products;

(viii)

take any action that would reasonably be expected to cause any of the representations and warranties of a Seller set forth in this Agreement not to be true and correct as of the date of such action or as of the Closing or otherwise prevent, materially delay or materially impede the consummation of the transactions contemplated herein; or

(ix)

authorize any of, or commit or agree to do, anything prohibited by this Section 7.2.

SECTION 7.3

Consents

.  Each Seller shall use commercially reasonable efforts to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement.

SECTION 7.4

Further Assurances

.  Each party hereto shall use commercially reasonable efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.  Purchaser and each Seller shall use commercially reasonable efforts to cause the Closing to occur.  Each of Purchaser and each Seller shall not, and shall not permit any of their respective Affiliates to, take any action that would, or that would reasonably be expected to, result in any of the conditions set forth in Article VIII not being satisfied.  From and after the Closing, the parties shall execute and deliver, or cause to be executed and delivered, such other instruments and take, or cause to be taken, such other action as may be reasonably necessary or desirable to effectuate the transactions contemplated by this Agreement.

Exhibit 2.1

SECTION 7.5

Confidentiality

.  Each party hereto acknowledges and in the case of VTI agrees that the information provided to it in connection with this Agreement and the transactions contemplated hereby are subject to the terms of the confidentiality agreement between Purchaser and SOAdesk dated May 19, 2009 (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference.  Upon the Closing, all confidential or proprietary information related to the Business, whether or not disclosed to Purchaser, shall be and become the property of Purchaser, and thereafter shall not be used or disclosed by a Seller for any purpose whatsoever, without the prior written consent of Purchaser.

SECTION 7.6

Publicity

.  Neither a Seller nor Purchaser shall issue any press release, public announcement or other disclosure of information concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of Purchaser, on the one hand, or a Seller, on the other hand, which approval will not be unreasonably withheld, unless, in the judgment of a Seller or Purchaser, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange or market on which Purchaser lists securities, provided that, to the extent required by applicable Law, the party intending to make such release shall use its commercially reasonable efforts consistent with applicable Law to consult with the other party with respect to the text thereof.  Sellers and Purchaser agree that the initial press release to be issued in connection with the transactions contemplated hereby shall be in a form mutually agreed by them.

SECTION 7.7

Employment and Employee Benefits.

(a)

Purchaser shall offer at-will employment to each employee who is actively employed in the Business, which in its sole discretion it desires to retain as described to Sellers, contingent upon the Closing and subject to proof evidencing a legal right to work within the United States and Purchaser’s standard conditions of employment for such personnel (including the entry into of standard agreements with respect to confidentiality and assignment of inventions).  An employee shall be considered “actively employed” if they are (A) actively employed in the Business on the Closing Date, including employees on vacation and employees on a regularly scheduled day off from work, as well as employees on temporary leave for purposes of jury or annual two-week national service/military duty, (B) on a nonmedical leave of absence from the Business (for purposes of the foregoing, nonmedical leave of absence shall include maternity or paternity leave, leave under the Family and Medical Leave Act of 1993, educational leave, military leave with veteran’s reemployment rights under federal Law, or personal leave, unless any of such is determined to be a medical leave), or (C) on disability or medical leave and for whom it has been ninety (90) calendar days or less since their last day of active employment.  Employees who accept such offers shall become employees of Purchaser (“Transferred Employees”) on the later of the Closing Date or the date the individual first reports to work for Purchaser.  Each Seller shall terminate the employment of all Transferred Employees effective on the Closing Date, and shall have and retain exclusive liability and responsibility for benefits due and payable to or in respect of, or accrued with respect to, all such Transferred Employees and all other employees and participants and other beneficiaries under all Employee Benefit Plans and other benefit and welfare plans, and for all salary and bonus expenses, reimbursements, holiday, vacation, personal and sick days accrued prior to the Closing Date, and employee benefits and expenses, including retirement and separation payments, associated with termination. Purchaser’s offers of employment described above shall provide each Transferred

Exhibit 2.1

Employee, so long as such Transferred Employee remains employed by Purchaser, for a period of twelve (12) months immediately following the Closing Date with employee benefit plans, programs, contracts and arrangements that are no less favorable, in the aggregate, than similar employee benefit plans, programs, contracts and arrangements provided by Purchaser to its United States employees similarly situated prior to the Closing Date (excluding for this purpose, such employees who may be a party to an employment agreement with, or subject to collective bargaining arrangements, union rules or other unique or limited situations relating to, Purchaser or its Affiliates).

(b)

Notwithstanding the foregoing, at the Closing, Purchaser and the Specified Employees shall enter into Executive Employment Agreements, in form and substance reasonably satisfactory to Purchaser and the applicable Specified Employee, and such Persons shall continue to provide executive services to Purchaser in connection with the operation of the Business as provided in the applicable Executive Employment Agreement, free of any non-competition, non-solicitation or similar obligations with any Seller or third party.

(c)

Notwithstanding anything to the contrary contained in this Agreement, Sellers shall be liable (and jointly and severally shall indemnify Purchaser) for any and all liabilities and obligations relating to any and all employees who do not accept Purchaser’s offer of employment, and any plan employees who are not Transferred Employees, including any and all liabilities and obligations under any Law (including any termination Law) and under any and all compensation and benefit plans, agreements and arrangements (including those of a Seller or to which a Seller may be subject under Law, and including any severance plan, agreement or arrangement).

(d)

To the extent certain employees (“DC Participants”) are participants in a 401(k) Plan of a Seller (“Seller’s DC Plan”), all account balances of such DC Participants under such Seller’s DC Plan will remain the liability of Seller’s DC Plan after the Closing Date and no assets of Seller’s DC Plan will be transferred in connection with the transaction contemplated hereby.  All account balances of DC Participants under Seller’s DC Plan shall, as of the Closing Date, be treated as provided in Seller’s DC Plan.  In any such case where distribution is available, promptly following the Closing Date under Seller’s DC Plan, Purchaser and Sellers shall reasonably cooperate to facilitate the direct rollover of distributions due Transferred Employees (including among the assets transferred, promissory notes evidencing loans to participants in Seller’s 401(k) Plan), where elected by a Transferred Employee, to any defined contribution plan intended to qualify under Section 401(a) of the Code of or adopted by Purchaser or an Affiliate thereof, provided any such plan shall not be required to accept any distribution not in the form of cash or the distributee’s promissory note.  In no event shall Purchaser or any Purchaser Affiliate have or retain any liability with respect to any Employee Benefit Plan for any contribution due or payable, or arising out of any period or accruing, on or prior to the Closing Date or any benefit accrued prior to the Closing Date with respect to any employees.

(e)

The provisions of this Section 7.7, are for the sole benefit of Sellers and Purchaser, and are not for the benefit of any third parties.  Nothing contained in this Agreement, whether expressed or implied, is intended to confer upon any employee or any Transferred Employee any benefits or the right to employment or continued employment with Purchaser or

Exhibit 2.1

its Affiliates for any period by reason of this Agreement.  Nothing in this Agreement shall constitute an amendment to any employee benefit plan.

SECTION 7.8

Use of Seller Names

.  Purchaser is purchasing, the Assets include, and the Ancillary Agreements shall convey to Purchaser, all rights in and to all names used in the Business, and therefore none of a Seller or its Affiliates shall be entitled to use any names used in the Business prior to Closing, or any abbreviation, derivation or variation thereof, in or for the name or title of any entity, trade, product or business anywhere in the world from and after the Closing.  SOAdesk shall, simultaneously with the Closing, undertake and promptly pursue all necessary action to change its business and corporate names, including Internet domain names, to new names bearing no resemblance to any of its present names so as to permit the use of such names by Purchaser.  Without limiting the foregoing, at the Closing, each Seller will deliver to Purchaser such documents as Purchaser shall reasonably request to effectuate the foregoing.

SECTION 7.9

Non-competition; Non-solicitation.

(a)

Each of the parties acknowledges that the covenants and agreements in this Section 7.9 are conditions precedent to Purchaser’s obligations to consummate the transactions contemplated by this Agreement and the other Ancillary Agreements, and that Purchaser would not enter into the transactions contemplated by this Agreement and the other Ancillary Agreements but for the agreements of Sellers with Purchaser in this Section 7.9.  Sellers acknowledges that from and after the Closing Date, Purchaser and its Affiliates will sell Products to customers located in markets throughout the Territory and that engagement by a Seller in the activities restricted by this Section 7.9 during the applicable periods anywhere in the Territory other than for the benefit of Purchaser or any of its Affiliates could cause Purchaser or any of its Affiliates irreparable damage.

(b)

Subject to the provisions of this Section 7.9, each Seller agrees that for a period of five (5) years from the Closing Date, neither it nor any Specified Employee or Affiliates, as a director, officer, employee, investor, lender, consultant or in any other capacity, shall, directly or indirectly (A) engage (including as a director, officer, employee, investor, lender, consultant or in any other capacity with respect to an entity that engages in whole or in part) in any business that is substantially similar to the Business or that competes with the Business, or develops, manufactures, markets or sells any product that is or would be competitive with, or a substitute for, or includes features, functionality, structure or architecture substantially similar to, any of the Products, anywhere in the Territory, (B) hire, including as a director, officer, employee, investor, lender, consultant or in any other capacity, any current employee of a Seller other than such employees who are not offered employment by Purchaser or whose employment with Purchaser has been terminated by Purchaser for reasons other than the conduct of the employee consisting of: (i) improper performance or nonperformance of the employee’s duties and responsibilities that is not cured within a reasonable time after written notice from Purchaser, (ii) engaging in willful misconduct, including fraud or intentional misrepresentation, (iii) engaging in dishonest activity or conviction of, or pleading guilty or nolo contendere to, any felony or a misdemeanor involving fraud, deceit, moral turpitude or unethical business conduct, (iv) habitual alcohol or drug abuse that continues after written notice from Purchaser, which abuse has (a) had an adverse effect on such employee’s productivity or ability to carry out his duties to Purchaser,

Exhibit 2.1

(b) jeopardized the safety of any other employee of Purchaser or any person having business relations with Purchaser, (c) damaged the reputation of Purchaser, or (d) endangered Purchaser’s ability to compete for business, (v) material breach of the terms of such employee’s employment agreement with Purchaser, policies or the code of conduct or regulations promulgated by the Board of Directors of Purchaser, or any invention assignment, confidentiality, non-solicitation or non-competition agreement to which such employee is a party, which breach is not cured within a reasonable time after written notice from Purchaser, or (vi) the commission of any other act materially detrimental to the business or reputation of Purchaser (each of the foregoing clauses (i) through (vi), “Cause”), (C) induce or attempt to induce, any director, officer, employee, representative or agent of Purchaser or any of its Affiliates engaged in the manufacture, storage, distribution or sale of the Products to leave the employ of Purchaser or any such Affiliate, or violate the terms of their contracts, or any employment arrangements, with Purchaser or any such Affiliate, or (D) solicit or divert or attempt to solicit or divert any current or former customer of a Seller; provided, however, that it shall not be deemed to be a violation of this subsection (b) for Sellers and their Affiliates to invest in securities having less than one percent (1%) of the outstanding voting power of the entity set forth on Schedule 7.9(b) and any Person, the securities of which are publicly traded or listed on any securities exchange or automated quotation system; provided, further, that in the event a Specified Employee is terminated by Purchaser without Cause, the restrictions set forth in this Section 7.9(b)(A) with respect to such Specified Employee shall cease after a period of one (1) year from the date of such termination or five (5) years after the date of Closing whichever is earlier (so long as Purchaser shall have made the payment required to be made pursuant to Section 3.1(c) of this Agreement and, if Purchaser shall not have made such payment, such restrictions shall cease after a  period of six (6) months from the date of such termination or five (5) years after the date of Closing whichever is earlier); provided further that the restrictions set forth in Section 7.9(b)(A) shall terminate immediately with respect to a Specified Employee if Purchaser fails to make any required severance payments payable to such Specified Employee within thirty (30) days after written notice that such severance payment obligation has arisen and not been paid.

(c)

Sellers and Purchaser acknowledge that this Section 7.9 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement.  Each Sellers and Purchaser has independently consulted with its counsel and after such consultation agrees that the covenants set forth in this Section 7.9 are reasonable and proper.  It is the desire and intent of the parties that the provisions of this Section 7.9 shall be enforced to the fullest extent permissible under applicable Law.  If all or part of this Section 7.9 is held invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect.  Each of the parties agrees that in the event of a breach by a party of the provisions of this Section 7.9, money damages would not be an adequate remedy and that the other party shall be entitled to seek temporary, preliminary or permanent injunctive relief without the necessity of proving damages or posting a bond.  If any part of this Section 7.9 is held to be excessively broad as to duration, scope, activity or subject, such part will be construed by limiting and reducing it so as to be enforceable to the maximum extent compatible with applicable Law.

SECTION 7.10

Information and Documents

.  From and after the date hereof and pending the Closing, upon reasonable advance notice, each Seller shall permit Purchaser and its representatives to have access, during regular business hours, to the assets,

Exhibit 2.1

employees, books and records of such Seller, and shall furnish, or cause to be furnished, to Purchaser, such financial, Tax and operating data and other available information with respect to the Business as Purchaser shall from time to time reasonably request; provided, that no such access shall unreasonably interfere with such Seller’s operation of its businesses; provided further, that, prior to the Closing, all information received by Purchaser and given by or on behalf of a Seller in connection with this Agreement and the transactions contemplated hereby will to the extent permitted under applicable Law, be held in confidence by Purchaser and its Affiliates, agents and representatives and will not be disclosed to any other Persons without the prior consent of such Seller (provided that the foregoing obligation of non-disclosure shall not apply to any information which prior to or after the time of disclosure, becomes generally available to the public, not as a result of any act or omission by Purchaser or its Affiliates, agents and representatives).

SECTION 7.11

Accounts Receivable

.  From and after the Closing, all accounts receivable included in the Assets received by a Seller or any of its Affiliates shall be remitted and/or delivered to Purchaser in the form received on a bi-weekly basis.

SECTION 7.12

Warranty Work Reimbursement

.  Sellers hereby agree, jointly and severally, to promptly reimburse Purchaser at the rate of $100/hour for all services performed after the Closing Date by any Purchaser employees or consultants (including Transferred Employees) in connection with any warranty work.  Such reimbursement amount shall be paid by Sellers within thirty (30) days after Purchaser delivers a statement to Sellers detailing the number of hours of such warranty work performed by Purchaser’s employees and/or consultants along with any other reasonably necessary supporting evidence.  Any payment required under this Section 7.12 and not made within thirty (30) days of deliver of such statement shall bear interest at the rate per annum determined under the provisions of Section 6621(a)(2) of the Code for each day until paid.

SECTION 7.13

Reimbursement for Payment of Excluded Liabilities by Purchaser

.  Sellers hereby agree, jointly and severally, to reimburse Purchaser in full in connection with Purchaser’s payment (after the Closing Date) of any accounts payable or other liabilities of a Seller that are not Assumed Liabilities.  In the event that a Seller receives written notice from Purchaser detailing the non-payment of any accounts payable or other liabilities of a Seller that are not Assumed Liabilities, Sellers shall remit payment to Purchaser within thirty (30) days of receipt of notice of an unpaid account payable or contest in good faith such amount.  If Sellers fail to respond within thirty (30) days of receipt of such notice and Purchaser pay such account payable on behalf of Sellers, Sellers must promptly reimburse Purchaser in cash for such amounts within ten (10) days of Purchaser’s written notice to Sellers detailing the account(s) payable and the total amounts paid together with any other reasonably necessary supporting evidence.  Any payment required under this Section 7.13 and not made within 10 days of delivery of the statement shall bear interest at the rate per annum determined under the provisions of Section 6621(a)(2) of the Code for each day until paid.

SECTION 7.14

Board Appointment Right

.  Following the Closing, SOAdesk shall have the right to appoint one (1) individual to serve on the Board of Directors of Purchaser for a single one (1) year term, subject to renewal by the affirmative vote of

Exhibit 2.1

Purchaser’s shareholders in accordance with Purchaser’s Certificate of Incorporation and Bylaws.

ARTICLE VIII
CONDITIONS TO CLOSING; CLOSING DELIVERIES

SECTION 8.1

Conditions Precedent to Obligations of Purchaser

.  The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by applicable Law):

(a)

each of the representations and warranties of a Seller contained in this Agreement that are not qualified by materiality or Material Adverse Effect, shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), and if qualified by materiality or Material Adverse Effect, shall be true and correct in all respects as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date);

(b)

each Seller shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

(c)

there shall not have occurred a Material Adverse Effect;

(d)

each Seller shall have delivered to Purchaser in writing, at and as of the Closing Date, a certificate duly executed by such Seller, in form and substance reasonably satisfactory to Purchaser and its counsel, certifying that the conditions in each of Sections 8.1(a), (b) and (c) have been satisfied;

(e)

there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(f)

all Required Consents set forth on Schedule 8.1(f) shall have been obtained or made on terms and conditions reasonably satisfactory to Purchaser; provided, that with the mutual approval of Purchaser and a Seller and without waiving any rights under Section 4.2, Purchaser shall be entitled to characterize any Contract or Permit as a Nonassignable Contract;

(g)

all consents, approvals, Orders or authorizations of, or registrations, declarations or filings with, any Governmental Body required in connection with the execution, delivery or performance hereof and the transfer of all Permits shall have been obtained or made on terms and conditions reasonably satisfactory to Purchaser;

(h)

Sellers shall have delivered the Estimated Net Working Capital Statement;

(i)

each Seller shall have made each of the closing deliveries set forth in Section 8.3 to Purchaser; and

Exhibit 2.1

(j)

Sellers shall have cooperated fully with Purchaser prior to the Closing Date in preparing for a seamless transition of operational responsibility for the Business from Sellers to Purchaser commencing on the Closing Date.

SECTION 8.2

Conditions Precedent to Obligations of Sellers

.  The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by a Seller in whole or in part to the extent permitted by applicable Law):

(a)

each of the representations and warranties of Purchaser contained in this Agreement that are not qualified by materiality or Material Adverse Effect, shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), and if qualified by materiality or Material Adverse Effect, shall be true and correct in all respects as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date);

(b)

Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

(c)

Purchaser shall have delivered to Sellers in writing, at and as of the Closing Date, a certificate duly executed by Purchaser, in form and substance reasonably satisfactory to Sellers and their counsel, certifying that the conditions in each of Sections 8.2(a) and (b) have been satisfied;

(d)

there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(e)

all consents, approvals, Orders or authorizations of, or registrations, declarations or filings with, any Governmental Body required in connection with the execution, delivery or performance hereof shall have been obtained or made on terms and conditions reasonably satisfactory to Sellers; and

(f)

Purchaser shall have made each of the closing deliveries set forth in Section 8.4 to Seller.

SECTION 8.3

Sellers’ Closing Deliveries

.  At the Closing, Sellers shall deliver to Purchaser the following:

(a)

the Bill of Sale and Assignment, duly executed by Sellers, and Sellers shall duly execute and deliver, or cause to be duly executed and delivered, to Purchaser such other deeds, bills of sale, certificates of title and other instruments of assignment or transfer with respect to the Assets as Purchaser may reasonably request and as may be necessary to vest in Purchaser’s title to all of the Assets as herein provided, in each case subject to no Lien except for Permitted Exceptions;

Exhibit 2.1

(b)

the Executive Employment Agreements, duly executed by the applicable employees of Sellers party thereto;

(c)

the Non-Solicitation and Non-Competition Agreements, duly executed by the applicable employees of Sellers party thereto;

(d)

such documents as Purchaser shall require to effect the transfer of all Proprietary Rights of Sellers, in a form acceptable to Purchaser;

(e)

a copy of the current version of Source Code for all Seller Software;

(f)

the Employee Agreements shall be assigned and transferred to Purchaser or an Affiliate by written documents reasonably satisfactory to Purchaser and its counsel;

(g)

the resignations of each of the Specified Employees as an officer, employee and consultant to each of the Sellers, duly accepted by each Seller;

(h)

the Lease Assignment, duly executed by VTI and acknowledged by SOAdesk; and

(i)

all such other documents and instruments as are to be delivered by it at the Closing pursuant to this Agreement or as Purchaser and its counsel may reasonably request in connection with the consummation of the transaction contemplated hereby.

SECTION 8.4

Purchaser’s Closing Deliveries

.  At the Closing, Purchaser shall deliver to Seller the following:

(a)

the Closing Date Payment, adjusted to take into account the Estimated Closing Net Working Capital Adjustment pursuant to Section 3.4, if any;

(b)

the Short Term Convertible Note, duly executed by Purchaser;

(c)

the Stock-Payable Convertible Note, duly executed by Purchaser;

(d)

an executed copy of the Assumption Agreement, and Purchaser shall duly execute and deliver to Sellers such other instruments of assumption with respect to the Assumed Obligations as Sellers may reasonably request;

(e)

the Executive Employment Agreements, duly executed by Purchaser; and

(f)

a sublease from Purchaser to VTI with respect to an office for Brian Leslie within the Leased Real Property, duly executed by Purchaser, in form and substance reasonably satisfactory to Purchaser, Sellers and their counsel.

SECTION 8.5

Frustration of Closing Conditions

.  Neither Sellers nor Purchaser may rely on the failure of any condition set forth in Sections 8.1 or 8.2, as the case may be, if such failure was caused by such parties’ or party’s failure to use its reasonable best efforts to comply with any provision of this Agreement.

Exhibit 2.1

ARTICLE IX
INDEMNIFICATION

SECTION 9.1

Indemnification Obligations of Sellers

.  Sellers, jointly and severally, shall indemnify, defend and hold harmless the Purchaser Indemnified Parties from, against, and in respect of, any and all claims, causes of actions, liabilities, obligations, damages, losses, costs, expenses, penalties, fines, or judgments and awards (at equity or at law, including statutory and common) and damages whenever arising or incurred (including amounts paid in settlement, costs of investigation and reasonable attorneys’ fees and expenses), or any diminution in value (collectively, “Losses” for purposes of this Agreement, including both Sections 9.1 and 9.2) arising out of or relating to:

(a)

any Excluded Liabilities;

(b)

any breach or inaccuracy of any representation or warranty made by a Seller in this Agreement or in any of the Ancillary Agreements whether such representation and warranty is made as of the date hereof or as of the Closing Date;

(c)

any breach of any covenant, agreement or undertaking made by a Seller in this Agreement or in any Ancillary Agreement; or

(d)

any liabilities under any applicable “bulk sales” laws with respect to the sale and transfer of Assets.

The Losses of the Purchaser Indemnified Parties described in this Section 9.1 as to which the Purchaser Indemnified Parties are entitled to indemnification are collectively referred to as “Purchaser Losses”.

SECTION 9.2

Indemnification Obligations of Purchaser

.  Purchaser shall indemnify and hold harmless the Seller Indemnified Parties from, against and in respect of any and all Losses arising out of or relating to:

(a)

the Assumed Liabilities;

(b)

any breach or inaccuracy of any representation or warranty made by Purchaser in this Agreement whether such representation or warranty is made as of the date hereof or as of the Closing Date; or

(c)

any breach of any covenant, agreement or undertaking made by Purchaser in this Agreement or in any Ancillary Agreement.

The Losses of the Seller Indemnified Parties described in this Section 9.2 as to which the Seller Indemnified Parties are entitled to indemnification are collectively referred to as “Seller Losses”.

SECTION 9.3

Indemnification Procedure.

(a)

Promptly following receipt by an Indemnified Party of notice by a third party (including any Governmental Body) of any complaint, dispute or claim or the commencement of

Exhibit 2.1

any audit, investigation, action or proceeding with respect to which such Indemnified Party may be entitled to receive payment from the other party for any Purchaser Losses or any Seller Losses (as the case may be), such Indemnified Party shall provide written notice thereof to Purchaser or Seller, as the case may be (the “Indemnifying Party”), provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from liability hereunder with respect to such claim only, except only to the extent that the Indemnifying Party shall have been prejudiced thereby.  The Indemnifying Party shall have the right, upon written notice delivered to the Indemnified Party within twenty (20) days thereafter assuming full responsibility for any Purchaser Losses or Seller Losses (as the case may be) resulting from such audit, investigation, action or proceeding, to assume the defense of such audit, investigation, action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel.  In the event, however, that the Indemnifying Party declines or fails to assume the defense of the audit, investigation, action or proceeding on the terms provided above or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within such twenty (20) day period, then any Purchaser Losses or any Seller Losses (as the case may be), shall include the reasonable fees and disbursements of counsel for the Indemnified Party as incurred.  In any audit, investigation, action or proceeding for which indemnification is being sought hereunder the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such matter and to retain its own counsel at such party’s own expense.  The Indemnifying Party or the Indemnified Party (as the case may be) shall at all times use reasonable efforts to keep the Indemnifying Party or Indemnified Party (as the case may be) reasonably apprised of the status of the defense of any matter the defense of which it is maintaining and to cooperate in good faith with each other with respect to the defense of any such matter.

(b)

No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party (which may not be unreasonably withheld or delayed), unless (i) the Indemnifying Party fails to assume and maintain the defense of such claim pursuant to Section 9.3(a) or (ii) such settlement, compromise or consent includes an unconditional release of the Indemnifying Party and its officers, directors, employees and Affiliates from all liability arising out of, or related to, such claim.  An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent (x) includes an unconditional release of the Indemnified Party and its officers, directors, employees and Affiliates from all liability arising out of, or related to, such claim, (y) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnified Party and (z) involves only the payment of money damages by the Indemnifying Party and does not contain any equitable order, judgment or term that in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party’s Affiliates.

(c)

In the event an Indemnified Party claims a right to payment pursuant hereto, such Indemnified Party shall send written notice of such claim to the appropriate Indemnifying Party (a “Notice of Claim”).  Such Notice of Claim shall specify the basis for such claim in reasonable detail.  The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party with respect

Exhibit 2.1

to any claim made pursuant to this Section 9.3(c), it being understood that notices for claims in respect of a breach of a representation or warranty must be delivered prior to the expiration of the survival period for such representation or warranty under Section 9.4.  In the event the Indemnifying Party does not notify the Indemnified Party within thirty (30) days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party under this Article or the amount thereof, the claim specified by the Indemnified Party in such Notice of Claim shall be conclusively deemed a liability of the Indemnifying Party under this Article IX, and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion of the claim) is estimated, on such later date when the amount of such claim (or such portion of such claim) becomes finally determined.  In the event the Indemnifying Party has timely disputed its liability with respect to such claim as provided above, as promptly as possible, such Indemnified Party and the appropriate Indemnifying Party shall establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise) and, within five (5) Business Days following the final determination of the merits and amount of such claim, the Indemnifying Party shall pay to the Indemnified Party immediately available funds in an amount equal to such claim as determined hereunder.  The unpaid balance of a liquidated claim shall bear interest at the rate of five percent (5%) per annum from the date thirty (30) days after written Notice of Claim thereof is given by an Indemnified Party to an Indemnifying Party pursuant hereto.

SECTION 9.4

Survival Period

.  The representations and warranties of the parties contained herein shall not be extinguished by the Closing, but shall survive the Closing until, and all claims for indemnification in connection therewith shall be asserted not later than twenty-four (24) months following the Closing Date, except that the representations and warranties contained in Sections 5.1 (Organization and Good Standing), 5.2 (Authorization), 5.3 (Conflicts; Consents of Third Parties), 5.7 (Sufficiency), 5.16 (Brokers, Finders and Investment Bankers), 5.21 (Transactions With Affiliates; Sharing of Assets; Continuity of Operations), 5.26 (Purchase Entirely for Own Account), 5.28 (Restricted Securities) and 5.29 (Legend) (collectively, the “Specified Representations”) and indemnification in connection therewith shall survive the Closing without limitation.  The covenants and agreements of the parties hereunder shall survive without limitation as to time, and nothing contained herein shall limit the period during which a claim for indemnification may be asserted in connection therewith.  Notwithstanding the foregoing, if, prior to the close of business on the last day a claim for indemnification may be asserted hereunder, an Indemnifying Party shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.

SECTION 9.5

Liability Limits.

(a)

Notwithstanding anything to the contrary set forth herein, the Purchaser Indemnified Parties shall not make a claim against Sellers for indemnification under Section 9.1(a) for Purchaser Losses unless and until the aggregate amount of such Purchaser Losses exceeds on a cumulative basis $50,000) (the “Purchaser Liability Cushion”), in which event the Purchaser Indemnified Parties may claim indemnification for all Purchaser Losses and

Exhibit 2.1

not merely the portion of such Losses in excess of $50,000; provided, that Purchaser Losses arising out of (i) any of the Specified Representations, (ii) any Excluded Liability, (iii) any breach of any covenant, obligation or undertaking of a Seller in this Agreement (including, without limitation, those to be performed or which arise after the Closing), (iv) any claim arising out of or based on fraud or intentional misrepresentation by a Seller, and (v) in each case claims for indemnification made thereunder (collectively, all such Purchaser Losses referred to in this proviso being referred to as “Non-Deductible Claims”), shall, subject to the provisions of Section 9.5(b), be indemnified in their entirety by the Indemnifying Party and shall not be subject to the limitations set forth in this Section 9.5.  The Non-Deductible Claims will not count towards or reduce the Purchaser Liability Cushion.

(b)

The total aggregate amount of the liability of Sellers for Purchaser Losses with respect to any claims made pursuant to Section 9.1(b) (other than Non-Deductible Claims) shall be limited to the Purchase Price paid and payable as of the end of the Enterprise Earn-Out Period.  The foregoing limitation on indemnification in this Section 9.5(b) shall not apply to any indemnification claim (i) arising from any circumstance of which a Seller had Knowledge on or prior to the Closing Date or (ii) involving fraud, willful concealment or the commission of any crime by a Seller.

(c)

The parties agree that with respect to any representation or warranty, if such representation or warranty contains a materiality qualification (e.g., “material,” “materially,” “material to the Business,” “in all material respects,” “Material Adverse Effect,” or similar qualifiers), then solely for purposes of this Article IX, the threshold for determining whether a breach of such representation or warranty has occurred, individually or in the aggregate together with any breaches of any other representations and warranties (whether or not such representations and warranties contain materiality qualifications), shall be Purchaser Losses in excess of the Purchaser Liability Cushion (without separately giving effect to any such materiality qualification).

SECTION 9.6

Set-Off

.  In addition to any rights that Purchaser may have at common law or otherwise, Purchaser may set off against and reduce amounts or shares otherwise payable to one or both Sellers under this Agreement to satisfy the amount of (i) any pending or outstanding unsatisfied indemnification claim of a Purchaser Indemnified Party against a Seller under this Article IX, (b) any unpaid obligations of Sellers pursuant to the Net Working Capital Adjustment (as set forth in Section 3.4 of this Agreement) or (c) any unpaid or unresolved obligations of Sellers pursuant to Sections 7.12 and 7.13; provided that such set-off shall be limited to the exact amount of such indemnification claims and/or specified unpaid amounts; and provided, further, that Purchaser shall satisfy such offset rights equally against cash and shares of Purchaser Common Stock owed to one or both Sellers to satisfy such off-set right to the extent of such cash and shares of Purchaser Common Stock and thereafter against such of the cash or shares of Purchaser Common Stock as shall be remaining.  In the event of the exercise of a set-off right against shares of Purchaser Common Stock, each such share shall be valued at $0.17 (subject to adjustment for stock splits, combinations and the like).  The exercise of such right of set-off by Purchaser, in good faith, whether or not ultimately determined to be justified, shall not constitute a breach of this Agreement.  Purchaser shall exercise its right of set-off hereunder to the extent available prior to seeking to recover any amount from Sellers pursuant to this Agreement.

Exhibit 2.1

SECTION 9.7

Exclusive Remedy

.  Following the Closing, the indemnities provided in this Article IX shall constitute the sole and exclusive remedy of any Indemnified Party for damages arising out of, resulting from or incurred in connection with any claims related to this Agreement or arising out of the transactions contemplated hereby (other than Non-Deductible Claims); provided, however, that this exclusive remedy for damages does not preclude a party from bringing an action for specific performance or other equitable remedy to require a party to perform its obligations under this Agreement or any agreement entered into in connection herewith, including the Ancillary Agreements; and provided, further, that this Section 9.7 shall not affect any adjustments to the Purchase Price contemplated by Article III, and that the parties do not waive and expressly reserve all fraud claims against the other party (by way of a lawsuit, cross-claim or otherwise).

ARTICLE X
MISCELLANEOUS

SECTION 10.1

Payment of Sales, Use or Similar Taxes

.  All sales, use, transfer, intellectual property, recordation, documentary stamp or similar taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne equally by Purchaser, on the one hand, and Sellers, on the other hand, and the parties shall use commercially reasonable efforts and shall cooperate with the other to minimize the amount of any such taxes.

SECTION 10.2

Expenses

.  Whether or not the transactions contemplated hereby are consummated, and except as otherwise provided in this Agreement, the parties shall bear their own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

SECTION 10.3

Arbitration

.  All disputes and controversies of every kind and nature between the parties hereto arising out of or in connection with the Agreement (except as set forth in Sections 3.2, 3.5, 9.3 and 10.11) as to the construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, or breach, shall be submitted to arbitration pursuant to the following procedures:

(a)

After a dispute or controversy arises, either party may, in a written notice delivered to the other party, demand such arbitration.

(b)

Within 30 days after receipt of such demand, the parties shall agree upon an arbitrator.  If they are unable to agree, then the arbitrator shall be named by the American Arbitration Association (“AAA”).

(c)

The arbitration hearing shall be held in Charlotte, North Carolina.  The Commercial Arbitration Rule of the AAA shall be used and the substantive laws of the State of New York (excluding conflict of laws provisions) shall apply.

(d)

The arbitration hearing shall be concluded within ten days unless otherwise ordered by the arbitrator and the award thereon shall be made within fifteen days after the close of submission of evidence.  An award rendered by the arbitrator shall be final and binding on all

Exhibit 2.1

parties to the proceeding, shall deal with the question of costs of the arbitration and all related matters, and judgment on such award may be entered by either party in a court of competent jurisdiction.

(e)

The parties stipulate that the provisions of this Section shall be a complete defense to any suit, action or proceeding instituted in any federal, state, or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement.  Nothing in this Section 10.3 shall in any way diminish or alter Purchaser’s set-off rights provided in Section 9.6.

SECTION 10.4

Entire Agreement; Amendments and Waivers

.  This Agreement (including the Seller Disclosure Schedules and exhibits hereto), the Ancillary Agreements and the Confidentiality Agreement represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof.  This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.  No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

SECTION 10.5

Governing Law

.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State, without giving effect to principles of conflicts of laws thereof.

SECTION 10.6

Notices

.  All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

Exhibit 2.1

If to either Seller, to:

SOAdesk, LLC
3780 Mansell Rd.
Suite 275
Alpharetta, GA 30022
Facsimile:  ___________________
Attn:

With a copy (which shall not constitute notice) to:

Ledbetter Wanamaker Glass LLP

1175 Peachtree Street, N.E.

100 Colony Square, Suite 1100

Atlanta, GA 30361

Facsimile:  404-835-9450

Attn:  Larry D. Ledbetter, Esq.

If to Purchaser, to:

Cicero Inc.

8000 Regency Parkway

Cary, NC  27511

Facsimile:  (919) 380-5121

Attn:  John Broderick

With a copy (which shall not constitute notice) to:

Golenbock Eiseman Assor Bell & Peskoe LLP

437 Madison Avenue

New York, New York 10022

Facsimile:  (212) 754-0330

Attn:  Lawrence M. Bell, Esq.

SECTION 10.7

Severability

.  If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

SECTION 10.8

Binding Effect; Assignment; Third Party Beneficiaries

.  This Agreement shall be binding upon and inure to the benefit of the parties and

Exhibit 2.1

their respective successors and permitted assigns.  Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement.  No assignment of this Agreement or of any rights or obligations hereunder may be made by any party, directly or indirectly (by operation of Law or otherwise), without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, Purchaser may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates or to any Person or Persons purchasing all or substantially all of the Business conveyed by this Agreement and (ii) designate one or more of its Affiliates to perform its obligations hereunder; provided, further, however, that in any such case, Purchaser shall remain responsible for the performance of all of its obligations hereunder.  No assignment of any obligations hereunder shall relieve the parties hereto of any such obligations.

SECTION 10.9

Counterparts

.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

SECTION 10.10

Waiver of Jury Trial

.  Each party hereto hereby waives to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any Legal Proceeding directly or indirectly arising out of, under or in connection with this Agreement, any Ancillary Agreements or any transaction contemplated hereby or thereby.  Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Ancillary Agreements, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.10.

SECTION 10.11

Performance

.  Purchaser acknowledges and agrees that the breach of this Agreement by it would cause irreparable damage to Seller and that Seller will not have an adequate remedy at Law, and Sellers acknowledge and agree that the breach of this Agreement by a Seller would cause irreparable damage to Purchaser and that Purchaser will not have an adequate remedy at Law.  Therefore, the obligations of the parties hereto under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith (without any needs to post a bond or additional security, and without any need to prove the absence or availability of other remedies).  Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

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Exhibit 2.1

IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

CICERO INC

By:	/s/
Name: John Broderick
Title: CEO

SOADESK, LLC

By:	/s/
Name: Antony Castagno
Title: CEO

VERTICAL THOUGHT, INC

By:	/s/
Name: Brian Leslie
Title: President